As filed with the Securities and Exchange Commission on February 15, 2006

Registration No. 333-131383

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Quest Diagnostics Incorporated
(Exact name of Registrant as specified in
its charter and translation of
Registrant's name into English)

Delaware	8071	16-1387862
(State or other	(Primary standard	(I.R.S. Employer
jurisdiction of	Industrial	Identification No.)
incorporation or	Classification Code
organization)	Number)

1290 Wall Street West
Lyndhurst, NJ 07071
(201) 393-5000
(Address and telephone number of Registrant's principal executive offices)

Sirisha Gummaregula
Quest Diagnostics Incorporated
1290 Wall Street West
Lyndhurst, NJ 07071
(201) 393-5000
(Name, address and telephone number of agent for service)

with a copy to:
Stephen T. Giove
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name	State or other Jurisdiction of Incorporation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number

Quest Diagnostics Holdings Incorporated	DE	8071	23-2324658
Quest Diagnostics Clinical Laboratories, Inc.	DE	8071	38-2084239
Quest Diagnostics Incorporated (CA)	CA	8071	95-2701802
Quest Diagnostics Incorporated (NV)	NV	8071	88-0099333
Quest Diagnostics Incorporated (MI)	MI	8071	38-1882750
Quest Diagnostics Incorporated (MD)	MD	8071	52-0890739
Quest Diagnostics LLC (IL)	IL	8071	36-4257926
Quest Diagnostics LLC (CT)	CT	8071	06-1460613
Quest Diagnostics LLC (MA)	MA	8071	04-3248020
Quest Diagnostics of Pennsylvania Inc.	DE	8071	22-3137283
AML Inc.	DE	8071	54-1847385
American Medical Laboratories, Incorporated	DE	8071	54-1983356
APL Properties Limited Liability Company	NV	8071	86-0864218
MetWest Inc.	DE	8071	33-0363116
Nichols Institute Diagnostics	CA	8071	95-2955451
Quest Diagnostics Nichols Institute, Inc.	VA	8071	54-0854787
DPD Holdings, Inc.	DE	8071	93-0988106
Diagnostic Reference Services Inc.	MD	8071	22-3479439
Pathology Building Partnership	MD	8071	51-1188454
Quest Diagnostics Investments Incorporated	DE	8071	51-0314231
Quest Diagnostics Finance Incorporated	DE	8071	51-0390179
Unilab Corporation	DE	8071	71-0897031
Unilab Acquisition Corporation	DE	8071	46-0466856
LabOne, Inc.	MO	8071	43-1039532
ExamOne World Wide, Inc.	PA	8071	23-2057350
ExamOne World Wide of NJ, Inc.	NJ	8071	22-2127674
Central Plains Holdings, Inc.	KS	8071	48-1219588
Central Plains Laboratories, LLC	KS	8071	48-1218417
LabOne of Ohio, Inc.	DE	8071	20-0310967
Osborn Group, Inc.	DE	8071	48-1045507
Systematic Business Services, Inc.	MO	8071	43-1336549

The information in this prospectus is not complete and may be changed. We may not sell securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED February 15, 2006

PROSPECTUS

OFFER TO EXCHANGE

all outstanding unregistered 5.125% senior notes due 2010
($400,000,000 aggregate principal amount)

for

5.125% senior notes due 2010
that have been registered under the Securities Act of 1933

and

all outstanding unregistered 5.45% senior notes due 2015
($500,000,000 aggregate principal amount)

for

5.45% senior notes due 2015
that have been registered under the Securities Act of 1933

Fully and unconditionally guaranteed
as to payment of principal and interest
by the Subsidiary Guarantors

TERMS OF THE EXCHANGE OFFER

     This prospectus and accompanying letter of transmittal relate to the proposed offer by Quest Diagnostics Incorporated to exchange up to $400,000,000 aggregate principal amount of 5.125% exchange senior notes due 2010 and $500,000,000 aggregate principal amount of 5.45% exchange senior notes due 2015, which are registered under the Securities Act of 1933, as amended, for any and all of its unregistered 5.125% senior notes due 2010 and unregistered 5.45% senior notes due 2015 that were issued on October 31, 2005. The exchange senior notes are guaranteed as to payment of principal and interest by each of Quest Diagnostics Incorporated's domestic wholly owned subsidiaries that operate clinical laboratories in the United States (the “subsidiary guarantors”). The unregistered senior notes have certain transfer restrictions. The exchange senior notes will be freely transferable.

•	THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2006, UNLESS WE EXTEND THE OFFER.

•	Tenders of outstanding unregistered senior notes may be withdrawn at any time before 5:00 p.m. on the date the exchange offer expires.

•	All outstanding unregistered senior notes that are validly tendered and not validly withdrawn will be exchanged.

•	The terms of the exchange senior notes to be issued are substantially similar to the unregistered notes, except they are registered under the Securities Act, do not have any transfer restrictions and do not have registration rights or rights to additional interest.

•	The exchange of unregistered senior notes for exchange senior notes will not be a taxable event for U.S. federal income tax purposes.

•	Quest Diagnostics Incorporated will not receive any proceeds from the exchange offer.

•	The exchange senior notes will not be listed on any exchange.

     Please see “Risk Factors” beginning on page 12 for a discussion of certain factors you should consider in connection with the exchange offer.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2006.

     Each holder of an unregistered senior note wishing to accept the exchange offer must deliver the unregistered senior note to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of unregistered senior notes by book-entry transfer into the exchange agent's account at The Depository Trust Company (“DTC”). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called “The Exchange Offer” in this prospectus and in the accompanying letter of transmittal.

     If you are a broker-dealer that receives exchange senior notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange senior notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act. You may use this prospectus, as we may amend or supplement it in the future, for your resales of exchange senior notes. We will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of 90 days after the date of consummation of this exchange offer.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since these dates.

     References to “we,” “us,” “our,” “Quest Diagnostics” and the “Company” are to Quest Diagnostics Incorporated and its consolidated subsidiaries unless otherwise specified or the context otherwise requires.

     Whenever we refer in this prospectus to the 5.125% senior notes due 2010 and the 5.45% senior notes due 2015 issued on October 31, 2005, we will refer to them as the “unregistered senior notes.” Whenever we refer in this prospectus to the registered 5.125% senior notes due 2010 and the registered 5.45% notes due 2015, we will refer to them as the “exchange senior notes.” The unregistered senior notes and the exchange senior notes are collectively referred to as the “senior notes.”

SUMMARY

     This summary highlights selected information appearing elsewhere in this prospectus and may not contain all of the information that is important to you. You should carefully read this prospectus in its entirety, including the documents incorporated by reference.

Our Company

     We are the nation's leading provider of diagnostic testing, information and services, providing insights that enable physicians and other healthcare professionals to make decisions to improve health. We offer patients and physicians the broadest access to diagnostic laboratory services through our nation-wide network of laboratories and patient service centers. We provide interpretive consultation through the largest medical and scientific staff in the industry, with approximately 400 M.D.'s and Ph.D.'s around the country. We are the leading provider of esoteric testing, including gene-based testing, and testing for drugs of abuse. We are also a leading provider of anatomic pathology services and testing for clinical trials. We empower healthcare organizations and clinicians with state-of-the-art information technology solutions that can improve patient care and medical practice.

     During 2004, we reported net revenues of $5.1 billion and processed over 137 million requisitions for testing. Each requisition accompanies a patient specimen, indicating the tests to be performed and the party to be billed for the tests. Our customers include patients, physicians, hospitals, healthcare insurers, employers, governmental institutions and other commercial clinical laboratories.

     We operate a nationwide network of greater than 1,900 patient service centers, principal laboratories located in more than 30 major metropolitan areas throughout the United States, and approximately 140 smaller ‘rapid response' laboratories (including, in each case, facilities operated at our joint ventures). We provide full esoteric testing services, including gene-based testing, on both coasts through our Quest Diagnostics Nichols Institute facilities, located in San Juan Capistrano, California and Chantilly, Virginia. We also have laboratory facilities in Mexico City, Mexico, San Juan, Puerto Rico and Heston, England.

     Our principal executive offices are located at 1290 Wall Street West, Lyndhurst, New Jersey 07071, telephone number: (201) 393-5000.

Recent Developments

The LabOne Acquisition

     On August 8, 2005, we entered into a definitive agreement to acquire LabOne, Inc., or LabOne. LabOne provides health screening and risk assessment services to life insurance companies, as well as clinical diagnostic testing services to healthcare providers and drugs-of-abuse testing to employers. LabOne, which is headquartered in Lenexa, Kansas, reported revenues of $468 million for the year ended December 31, 2004, and has 3,100 employees. LabOne operates major laboratories in Lenexa, Kansas, and Cincinnati, Ohio, as well as a state-of-the-art call center in Lee's Summit, Missouri, and provides paramedical examination services throughout the United States and Canada.

     On November 1, 2005, we completed the acquisition through the merger of our wholly owned subsidiary Fountain, Inc. with and into LabOne, with LabOne being the surviving entity in the merger. As a result of the merger, LabOne is a wholly owned subsidiary of Quest Diagnostics Incorporated. Upon consummation of the transaction, the shares of LabOne's outstanding common stock were cancelled and converted into the right to receive $43.90 in cash, per share, without interest. The aggregate consideration paid in connection with the acquisition was approximately $947 million, including approximately $138 million of assumed debt of LabOne. We funded the transaction with proceeds from our $900 million offering of unregistered senior notes, completed on October 31, 2005, and from our cash on hand.

Fourth Quarter 2005 Results

     On January 26, 2006, we reported our results for the fourth quarter of 2005. For the three and twelve months ended December 31, 2005, respectively, we reported net revenues of $1,434.9 million and $5,503.7 million, operating income of $233.8 million and $968.1 million, and net income of $130.4 million and $546.3 million.

     During the fourth quarter of 2005, our test kit manufacturing subsidiary, NID, instituted its second voluntary product hold within the last six months, due to quality issues. The hold remains in effect while we work to address the issues and return product to market. This latest product hold has caused us to reevaluate the financial outlook for NID. As a result of this analysis, the Company recorded a pre-tax charge of $16 million to write off certain of NID's assets. The charge includes the write-off of $7.5 million of goodwill and $8.5 million, principally related to products and equipment inventory. This charge, coupled with NID's performance reduced pre-tax earnings for the quarter compared to the prior year by $29 million. For the full year, NID reduced pre-tax earnings compared to the prior year by approximately $50 million.

     We are currently evaluating all of our strategic options for NID and expect to finalize our plans for NID prior to the end of the second quarter of 2006. Depending upon the course of action resulting from the finalization of our plans for NID, there could be additional costs that include, but are not limited to, operating costs, impairment charges and liabilities from third-party claims. In addition, the completion of the inspection of NID by the FDA and the investigation by the United States Attorney's Office of NID and Quest Diagnostics could lead to, among other things, regulatory and enforcement action against NID and/or Quest Diagnostics, civil and criminal damages, fines and penalties and additional liabilities from third-party claims. See “Risk Factors—If we fail to comply with extensive laws and regulations, we could suffer fines and penalties or be required to make significant changes to our operations.”

SUMMARY OF THE EXCHANGE OFFER

     On October 31, 2005, we issued $400 million aggregate principal amount of unregistered 5.125% senior notes due 2010 and $500 million aggregate principal amount of unregistered 5.45% senior notes due 2015. The unregistered senior notes are fully and unconditionally guaranteed as to payment of principal and interest by each of the subsidiary guarantors. On the same day, we and the initial purchasers of the unregistered senior notes entered into a registration rights agreement in which we agreed that you, as a holder of unregistered senior notes, would be entitled to exchange your unregistered senior notes for exchange senior notes registered under the Securities Act. This exchange offer is intended to satisfy these rights. After the exchange offer is completed, you will no longer be entitled to any registration rights with respect to your senior notes. The exchange senior notes will be our obligations and will be entitled to the benefits of the indenture relating to the senior notes. The exchange senior notes will also be fully and unconditionally guaranteed as to payment of principal and interest by each of the subsidiary guarantors listed in the Table of Additional Registrants. The form and terms of the exchange senior notes are identical in all material respects to the form and terms of the unregistered senior notes, except that:

•	the exchange senior notes have been registered under the Securities Act and, therefore, will contain no restrictive legends;

•	the exchange senior notes will not have registration rights; and

•	the exchange senior notes will not have rights to additional interest.

     For additional information on the terms of this exchange offer, see “The Exchange Offer.”

The Exchange Offer	We are offering to exchange any and all of our 5.125% exchange senior notes due 2010 and 5.45% exchange senior notes due 2015, which have been registered under the Securities Act, for any and all of our outstanding unregistered 5.125% senior notes due 2010 and unregistered 5.45% senior notes due 2015 that were issued on October 31, 2005. As of the date of this prospectus, $400 million in aggregate principal amount of our 5.125% unregistered senior notes due 2010 and $500 million in aggregate principal amount of our 5.45% unregistered senior notes due 2015 are outstanding.
Expiration of the Exchange Offer	The exchange offer will expire at 5:00 p.m., New York City time, on , 2006, unless we decide to extend the exchange offer.
Conditions of the Exclhange Offer	We will not be required to accept for exchange any unregistered senior notes, and may amend or terminate the exchange offer if any of the following conditions or events occurs:
• the exchange offer or the making of any exchange by a holder of unregistered senior notes violates applicable law or any applicable interpretation of the staff of the SEC;
• any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; and

	•	any laws, rules or regulations or applicable interpretations of the staff of the SEC are issued or promulgated which, in our good faith determination, do not permit us to effect the exchange offer.
We will give oral or written notice of any non-acceptance, amendment or termination to the registered holders of the unregistered senior notes as promptly as practicable. We reserve the right to waive any conditions of the exchange offer.
Resales of the Exchange Senior Notes	Based on interpretative letters of the SEC staff to third parties unrelated to us, we believe that you can resell and transfer the exchange senior notes you receive pursuant to this exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
	•	any exchange senior notes to be received by you will be acquired in the ordinary course of your business;
	•	you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to engage in, the distribution of the unregistered senior notes or exchange senior notes;
	•	you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of ours, or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;
	•	if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our “affiliates” to distribute the exchange senior notes; and
	•	you are not acting on behalf of any person or entity that could not truthfully make these representations.
If you wish to participate in the exchange offer, you must represent to us that these conditions have been met.
If you are a broker-dealer and you will receive exchange senior notes for your own account in exchange for unregistered senior notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the exchange senior notes. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers.

Accrued Interest on the Exchange Senior Notes and Unregistered Senior Notes	The exchange senior notes will accrue interest from and including October 31, 2005. We will pay interest on the exchange senior notes semiannually on May 1 and November 1 of each year, commencing May 1, 2006.
Holders of unregistered senior notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date of the last interest payment date in respect of the unregistered senior notes until the date of the issuance of the exchange senior notes. Consequently, holders of exchange senior notes will receive the same interest payments that they would have received had they not accepted the exchange offer.
Procedures for Tendering Unregistered Senior Notes	If you wish to participate in the exchange offer, you must:
• transmit a properly completed and signed letter of transmittal, and all other documents required by the letter of transmittal, to the exchange agent at the address set forth in the letter of transmittal. These materials must be received by the exchange agent before 5:00 p.m., New York City time, on , 2006, the expiration date of the exchange offer. You must also provide physical delivery of your unregistered senior notes to the exchange agent's address as set forth in the letter of transmittal. The letter of transmittal must also contain the representations you must make to us as described under “The Exchange Offer—Procedures for Tendering”; or
• you may effect a tender of unregistered senior notes electronically by book-entry transfer into the exchange agent's account at DTC. By tendering the unregistered senior notes by book-entry transfer, you must agree to be bound by the terms of the letter of transmittal.
Special Procedures for Beneficial Owners	If you are a beneficial owner of unregistered senior notes that are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such unregistered senior notes, you should contact the registered holder promptly and instruct them to tender your unregistered senior notes on your behalf.
Guaranteed Delivery Procedures for Unregistered Senior Notes	If you cannot meet the expiration deadline, or you cannot deliver on time your unregistered senior notes, the letter of transmittal or any other required documentation, or comply on time with DTC's standard operating procedures for electronic tenders, you may tender your unregistered senior notes according to the guaranteed delivery procedures set forth under “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal Rights	You may withdraw the tender of your unregistered senior notes at any time prior to 5:00 p.m., New York City time, on , 2006, the expiration date.
Consequences of Failure to Exchange	If you are eligible to participate in this exchange offer and you do not tender your unregistered senior notes as described in this prospectus, your unregistered senior notes will continue to be subject to transfer restrictions. As a result of the transfer restrictions and the availability of exchange senior notes, the market for the unregistered senior notes is likely to be much less liquid than before this exchange offer. The unregistered senior notes will, after this exchange offer, bear interest at the same rate as the exchange senior notes.
Certain U.S. Federal Income Tax Consequences	The exchange of the unregistered senior notes for exchange senior notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “United States Federal Income Tax Considerations.”
Use of Proceeds	We will not receive any proceeds from the issuance of exchange senior notes pursuant to the exchange offer.
Exchange Agent for Unregistered Senior Notes	The Bank of New York.

SUMMARY DESCRIPTION OF THE EXCHANGE SENIOR NOTES

     The following is a brief summary of some of the terms of the exchange senior notes. For a more complete description of the terms of the exchange senior notes, see “Description of the Exchange Senior Notes” in this prospectus.

Issuer	Quest Diagnostics Incorporated.
Exchange Senior Notes	$400,000,000 aggregate principal amount of 5.125% exchange senior notes due 2010.
$500,000,000 aggregate principal amount of 5.45% exchange senior notes due 2015.
Maturities	5.125% exchange senior notes due November 1, 2010.
5.45% exchange senior notes due November 1, 2015.
Interest payment dates	May 1 and November 1, beginning May 1, 2006.
Guarantees	The exchange senior notes will be fully and unconditionally guaranteed, jointly and severally, by each of our subsidiary guarantors.
Ranking	The exchange senior notes will be senior unsecured obligations of ours and will rank equally with our other existing and future senior unsecured obligations. Each guarantee will be a senior unsecured obligation of the subsidiary guarantor issuing such guarantee and will rank equally with other existing and future senior unsecured obligations of such subsidiary guarantor. The exchange senior notes and the guarantees will effectively rank junior to all liabilities of our subsidiaries that are not guarantors. The exchange senior notes and the guarantees will also effectively be subordinated to any existing and future secured obligations of ours or our subsidiary guarantors as to the assets securing such obligations.
As of September 30, 2005, after giving effect to the offering of the unregistered senior notes, the LabOne acquisition and the refinancing of substantially all of LabOne's debt:
•	we and our subsidiary guarantors would have had total debt outstanding of $1.76 billion, of which $237 million would have represented outstanding principal under secured financings, principally associated with our secured receivables credit facility; and
•	our subsidiaries that are not guarantors would have had debt outstanding of $230 million, all of which was incurred under our secured receivables credit facility.
For more information, see “Description of Other Indebtedness.”
Optional redemption	We may redeem some or all of the exchange senior notes of either series, at any time, at the applicable redemption prices described in this prospectus. For a more detailed description, see “Description of the Exchange Senior Notes—Optional Redemption.”

Covenants	The indenture governing the exchange senior notes contains covenants that, among other things, will limit our ability and the ability of our subsidiary guarantors to:
•	create certain liens;
•	enter into certain sale and leaseback transactions;
•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis; and
•	incur indebtedness of non-guarantor subsidiaries.
These covenants are subject to important exceptions and qualifications, which are described in this prospectus. For a more detailed description, see “Description of the Exchange Senior Notes.”
Trustee	The Bank of New York
Listing	The exchange senior notes will not be listed on an exchange.
Use of proceeds	We will not receive any proceeds from the issuance of exchange senior notes pursuant to the exchange offer.
Risk factors	See “Risk Factors” and the other information in this prospectus for a discussion of risk factors related to our business.

Summary Selected Historical Financial Data

	Nine Months Ended September 30,				Year Ended December 31,
	2005		2004		2004		2003(a)	2002(b)
					(in thousands)
Operations Data:
Net revenues	$4,068,835		$3,843,313		$5,126,601		$4,737,958	$4,108,051
Operating income	734,262	(c)	670,601	(d)	891,217	(d)	796,454	592,142
Net income	415,948	(c)(e)	373,122	(d)(f)	499,195	(d)(f)	436,717	322,154
Balance Sheet Data (at end of period):
Cash and cash equivalents	$210,089		$201,036		$73,302		$154,958	$96,777
Accounts receivable, net	693,792		686,045		649,281		609,187	522,131
Total assets	4,534,734		4,394,958		4,203,788		4,301,418	3,324,197
Long-term debt	349,399		971,810		724,021		1,028,707	796,507
Total debt	854,299		1,101,992		1,098,822		1,102,657	822,539
Total stockholders' equity	2,827,741		2,477,684		2,288,651		2,394,694	1,768,863
Other Data:
Net cash provided by operating activities	$548,174		$535,207		$798,780		$662,799	$596,371
Net cash used in investing activities	(238,983)		(129,772)		(173,700)		(417,050)	(477,212)
Net cash used in financing activities	(172,404)		(359,357)		(706,736)		(187,568)	(144,714)
Provision for doubtful accounts	177,954		172,027		226,310		228,222	217,360
Rent expense	102,662		100,055		132,883		120,748	96,547
Capital expenditures	178,332		134,146		176,125		174,641	155,196
Depreciation and amortization	128,986		126,455		168,726		153,903	131,391

(a)	On February 28, 2003, we completed the acquisition of Unilab Corporation, or Unilab. Consolidated operating results for 2003 include the results of operations of Unilab subsequent to the closing of the acquisition. See Note 3 to the Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus.

(b)	On April 1, 2002, we completed the acquisition of American Medical Laboratories, Incorporated, or AML. Consolidated operating results for 2002 include the results of operations of AML subsequent to the closing of the acquisition. See Note 3 to the Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus.

(c)	During the third quarter of 2005, we recorded a $6.2 million charge primarily related to forgiving amounts owed by patients and physicians, and related property damage as a result of hurricanes in the Gulf Coast.

(d)	During the second quarter of 2004, we recorded a $10.3 million charge associated with the acceleration of certain pension obligations in connection with the succession of our prior Chief Executive Officer.

(e)	During the third quarter of 2005, we recorded a $7.1 million charge associated with the write-down of an investment.

(f)	During the second quarter of 2004, we recorded a $2.9 million charge to interest expense, net representing the write-off of deferred financing costs associated with the refinancing of our bank debt and credit facility.

RISK FACTORS

      You should carefully consider the risks described below. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business and operations.

      If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you may lose all or part of your original investment.

Efforts by third party payers, including the government, to reduce utilization and pricing could have a material adverse effect on our net revenues and profitability.

      Government payers, such as Medicare and Medicaid, as well as private payers and larger employers have taken steps and may continue to take steps to control the cost, utilization and delivery of healthcare services, including clinical laboratory services. The Center for Medicare and Medicaid Services, or CMS (formerly the Health Care Financing Administration) has, over the years, sought to control clinical laboratory expenditures by the Medicare and Medicaid programs through various means, including reimbursement rate reductions, measures designed to control over-utilization by some physicians, and limited coverage policies. For a more detailed description of the developments in government regulations, we urge investors to read “Regulation of Reimbursement for Clinical Laboratory Services” in our most recent annual report on Form 10-K incorporated by reference into this prospectus.

      In November 2003, the House of Representatives and the United States Senate passed a Medicare reform bill that includes a five-year freeze on adjustments to the Medicare national fee schedule based on the consumer price index. Congressional budget reconciliation efforts could result in further reductions in Medicare and/or Medicaid expenditures for laboratory services in 2006. In addition, as required by the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (MMA), CMS will conduct two demonstration projects of competitive bidding for clinical laboratory services. The impact of competitive bidding on our revenues is not known and is impossible to accurately predict. Furthermore, on January 1, 2006, CMS began implementing Medicare Part D in accordance with the MMA. CMS has projected that a sizeable percentage of traditional Medicare beneficiaries will shift into new private health plans (Medicare Advantage). It is not known and we cannot predict the impact that a shift from traditional Medicare fee-for-service to Medicare Advantage may have on our revenues.

      The healthcare industry has experienced a trend of consolidation among healthcare insurers, resulting in fewer but larger insurers with significant bargaining power in negotiating fee arrangements with healthcare providers, including clinical laboratories. These healthcare insurers, as well as independent physician associations, demand that clinical laboratory service providers accept discounted fee structures, or assume all or a portion of the financial risk associated with providing testing services to their members through capitated payment arrangements. Under capitated payment arrangements, clinical laboratories receive a fixed monthly fee per enrolled individual for all laboratory tests performed during the month, regardless of the number or cost of the tests actually performed, although some services, such as various esoteric tests, new technologies and anatomic pathology services, may be carved out from a capitated arrangement. Services that are carved out from a capitated arrangement are charged on a fee-for-service basis. We work closely with healthcare insurers as they evaluate new tests; however, as innovation in the testing area increases, there is no guarantee that healthcare insurers will agree to offer new tests as a covered service, reimburse them at rates that reflect the true cost or value associated with such services or carve out these services from capitated arrangements.

      Efforts to impose reduced reimbursements and more stringent cost controls by government and other payers may continue. If we cannot offset additional reductions in the payments we receive for our services by reducing costs, increasing test volume and/or introducing new procedures, our net revenues and profitability could be materially adversely affected.

      In September 2003, the Office of the Inspector General, or OIG, published a Notice of Proposed Rulemaking (NPRM) that would amend the OIG's exclusion regulations addressing claims containing “excessive charges.” Under the exclusion rule, the OIG has the authority to exclude a provider for submitting claims to Medicare that contain charges that are substantially in excess of the provider's usual charges. The proposal would define “substantially in excess” and “usual charges” and clarify the “good cause” exception to the existing exclusion rule. We believe that the proposed regulation is flawed and are working with the American Clinical Laboratory Association, ACLA (our industry trade association), and a coalition of other healthcare providers to oppose this proposed regulation as drafted. If this regulation is adopted as proposed, it could potentially reduce the amounts reimbursed to us by Medicare and other federal payers or affect the fees charged to other payers by us. For additional information, see “Regulation of Reimbursement for Clinical Laboratory Services” in our most recent annual report on Form 10-K incorporated by reference into this prospectus.

If we fail to comply with extensive laws and regulations, we could suffer fines and penalties or be required to make significant changes to our operations.

      We are subject to extensive and frequently changing federal, state and local laws and regulations. We believe that, based on our experience with government settlements and public announcements by various government officials, the federal government continues to strengthen its position on healthcare fraud. In addition, legislative provisions relating to healthcare fraud and abuse give federal enforcement personnel substantially increased funding, powers and remedies to pursue suspected fraud and abuse. While we believe that we are in material compliance with all applicable laws, many of the regulations applicable to us, including those relating to billing and reimbursement of tests and those relating to relationships with physicians and hospitals, are vague or indefinite and have not been interpreted by the courts. They may be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that could require us to make changes in our operations, including our pricing and/or billing practices. If we fail to comply with applicable laws and regulations, we could suffer civil and criminal damages, fines and penalties, including the loss of licenses or our ability to participate in Medicare, Medicaid and other federal and state healthcare programs and additional liabilities from third-party claims.

      During the mid-1990s, Quest Diagnostics and SBCL settled government claims that primarily involved industry-wide billing and marketing practices that both companies believed to be lawful. The aggregate amount of the settlements for these claims exceeded $500 million. The federal or state governments may bring additional claims based on new theories as to our practices that we believe to be in compliance with law. The federal government has substantial leverage in negotiating settlements since the amount of potential damages far exceeds the rates at which we are reimbursed, and the government has the remedy of excluding a non-compliant provider from participation in the Medicare and Medicaid programs, which represented approximately 18% of our consolidated net revenues for the nine months ended September 30, 2005.

      We understand that there may be pending qui tam claims brought by former employees or other “whistle blowers” as to which we have not been provided with a copy of the complaint and accordingly cannot determine the extent of any potential liability. We are also aware of certain pending lawsuits related to billing practices filed under the qui tam provisions of the civil False Claims Act and other federal and state statutes. These lawsuits include class action and individual claims by patients arising out of the Company's billing practices. In addition, we are involved in various legal proceedings arising in the ordinary course of business. Some of the proceedings against us involve claims that are substantial in amount.

      During the fourth quarter of 2004, Quest Diagnostics Incorporated and Nichols Institute Diagnostics (NID), our test kit manufacturing subsidiary, each received a subpoena from the United States Attorney's office for the Eastern District of New York. Quest Diagnostics and NID have been cooperating with the United States Attorney's Office. In connection with such cooperation, we have been providing information and producing various business records of NID and Quest Diagnostics, including documents related to testing and test kits manufactured by NID.

This investigation by the United States Attorney's Office could lead to civil and criminal damages, fines and penalties and additional liabilities from third-party claims. In the second and third quarters of 2005, the U.S. Food and Drug Administration (FDA) conducted an inspection of NID and issued a Form 483 listing the observations made by the FDA during the course of the inspection. NID is cooperating with the FDA and has filed its responses to the Form 483. Noncompliance with the FDA regulatory requirements or failure to take adequate and timely corrective action could lead to regulatory or enforcement action against NID and/or Quest Diagnostics, including, but not limited to, a warning letter, injunction, suspension of production and/or distribution, seizure or recall of products, fines or penalties, denial of pre-market clearance for new or changed products, recommendation against award of government contracts, and criminal prosecution.

      During the second quarter of 2005, we received a subpoena from the United States Attorney's Office for the District of New Jersey. The subpoena seeks the production of business and financial records regarding capitation and risk sharing arrangements with government and private payers for the years 1993 through 1999. Also, during the third quarter of 2005, we received a subpoena from the U.S. Department of Health and Human Services, Office of the Inspector General. The subpoena seeks the production of various business records including records regarding our relationship with health maintenance organizations, independent physician associations, group purchasing organizations, and preferred provider organizations from 1995 to the present. We are cooperating with the United States Attorney's Office and the Office of the Inspector General.

      Although management cannot predict the outcome of such matters, management does not anticipate that the ultimate outcome of such matters will have a material adverse effect on our financial condition but may be material to our results of operations and cash flows in the period in which the impact of such matters is determined or paid.

      The Clinical Laboratory Improvement Amendments of 1988 (CLIA) regulates virtually all clinical laboratories by requiring that they be certified by the federal government and comply with various operational, personnel and quality requirements intended to ensure that their clinical laboratory testing services are accurate, reliable and timely. Furthermore, CLIA does not preempt state laws that are more stringent than federal law. Some state laws may require additional personnel qualifications, quality control, record maintenance and/or proficiency testing. Intentional and serious failures to comply with these requirements can lead to loss of licenses, exclusion from the Medicare and Medicaid programs, fines, and other penalties.

      Billing and reimbursement for clinical laboratory testing is subject to significant and complex federal and state regulation. Penalties for violations of laws relating to billing federal healthcare programs and for violations of federal fraud and abuse laws include: (1) exclusion from participation in the Medicare/Medicaid programs; (2) asset forfeitures; (3) civil and criminal fines and penalties; and (4) the loss of various licenses, certificates and authorizations necessary to operate some or all of a clinical laboratory's business. Civil monetary penalties for a wide range of violations are not more than $10,000 per violation plus three times the amount claimed and, in the case of kickback violations, not more than $50,000 per violation plus up to three times the amount of remuneration involved. A parallel civil remedy under the federal False Claims Act provides for damages not more than $11,000 per violation plus up to three times the amount claimed.

      As an integral part of our compliance program, we investigate all reported or suspected failures to comply with federal healthcare reimbursement requirements. Any non-compliance that results in Medicare or Medicaid overpayments is reported to the government and reimbursed by us. As a result of these efforts, we have periodically identified and reported overpayments. While we have reimbursed these overpayments and have taken corrective action where appropriate, we cannot assure investors that in each instance the government will necessarily accept these actions as sufficient.

Failure in our information technology systems, including failures resulting from our systems conversions or failures to adapt existing systems to proposed Health Information Technology (HIT) standards, could significantly increase turnaround time, otherwise disrupt our operations, or lead to increased competition by other providers of laboratory services, all of which could reduce our customer base and result in lost net revenues.

      Information systems are used extensively in virtually all aspects of our business, including laboratory testing, billing, customer service, logistics and management of medical data. Our success depends, in part, on the continued and uninterrupted performance of our information technology, or IT, systems. IT systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our IT systems, sustained or repeated system failures that interrupt our ability to process test orders, deliver test results or perform tests in a timely manner could adversely affect our reputation and result in a loss of customers and net revenues.

      During 2002, we began implementation of a standard laboratory information system and a standard billing system. The deployment of standardized systems is continuing and we expect that it will take several years to complete and will result in significantly more centralized systems than we have today. Failure to properly implement this standardization process could materially adversely affect our business. During system conversions of this type, workflow may be reengineered to take advantage of enhanced system capabilities, which may cause temporary disruptions in service. In addition, the implementation process, including the transfer of databases and master files to new data centers, presents significant conversion risks that need to be managed carefully.

      In addition, public and private initiatives at the federal, state and regional levels to create HIT standards for the electronic exchange of clinical information, including laboratory results, could require costly modifications to our existing IT systems. While we do not expect HIT standards to be adopted or implemented without adequate time to comply with new standards, failure or delay in implementing HIT interoperability standards or in adopting and incorporating standardized clinical coding systems in our IT systems, could result in a loss of customers, a loss of business opportunities, and could adversely affect our reputation. On October 11, 2005, the OIG and CMS published separate NPRMs intended to create incentives to foster the quicker adoption of HIT by physicians. The OIG issued a proposed “safe harbor” exception from the federal anti-kickback laws for certain electronic e-prescribing arrangements and CMS issued a virtually identical proposed exception to the federal self-referral prohibition laws with regard to these same types of e-prescribing arrangements. In addition, CMS issued proposed exceptions to the federal self-referral prohibition laws with regard to certain Electronic Health Record (EHR) arrangements. If these regulations are adopted as proposed, certain providers other than clinical laboratories would be able to provide broader packages of HIT items or services than laboratories which could create incentives for some customers to choose such providers. We are commenting on the proposed rules through our trade association, ACLA, reflecting our position that if any providers are permitted to be donors of e-prescribing or EHR items or services, then all providers should be entitled to the same protections afforded by the proposed safe harbor and self-referral prohibition exceptions.

Integrating our operations with LabOne may be difficult and, if unsuccessfully executed, may have a material adverse effect on our business.

      On November 1, 2005 we completed the acquisition of LabOne in a transaction valued at approximately $947 million, including approximately $138 million of assumed debt of LabOne. LabOne reported revenues of $468 million for the year ended December 31, 2004. The acquisition involves the integration of a separate company that previously operated independently and has different systems, processes and cultures. The process of combining LabOne with our operations may be disruptive to both of our businesses and may cause an interruption of, or a loss of momentum in, such businesses as a result of the following difficulties, among others:

•	loss of key customers or employees;

•	failure to maintain the quality of services that our company has historically provided;

•	diversion of management's attention from the day-to-day business of our company as a result of the need to deal with the foregoing disruptions and difficulties; and

•	the added costs of dealing with such disruptions.

      In addition, because most of our clinical laboratory testing is performed under arrangements that are terminable at will or on short notice, any such interruption of or deterioration in our services may result in a customer's decision to stop using us for clinical laboratory testing. We cannot assure you that we will be able to retain key technical and management personnel or that we will realize the anticipated benefits of the LabOne acquisition, either at all or in a timely manner. As part of our growth strategy, we may in the future acquire additional clinical laboratories or other healthcare-related businesses, which will create integration risks.

The acquisition of LabOne may not produce the anticipated benefits.

      Even if we are able to successfully complete the integration of the operations of LabOne, we may not be able to realize all or any of the benefits that we expect to result from such integration. We expect the acquisition to generate annual synergies of approximately $30 million upon the completion of integration, which is expected to occur within two years of closing. However, there can be no assurance that such synergies will be realized.

Failure to timely or accurately bill for our services could have a material adverse effect on our net revenues and bad debt expense.

      Billing for laboratory services is extremely complicated. We provide testing services to a broad range of healthcare providers. We consider a “payer” to be the party that pays for the test and a “customer” to be the party who refers the test to us. Depending on the billing arrangement and applicable law, we must bill various payers, such as patients, insurance companies, Medicare, Medicaid, doctors and employer groups, all of which have different billing requirements. Additionally, auditing for compliance with applicable laws and regulations as well as internal compliance policies and procedures add further complexity to the billing process. Among many other factors complicating billing are:

•	pricing differences between our fee schedules and the reimbursement rates of the payers;

•	disputes with payers as to which party is responsible for payment; and

•	disparity in coverage and information requirements among various carriers.

      We incur significant additional costs as a result of our participation in Medicare and Medicaid programs, as billing and reimbursement for clinical laboratory testing is subject to considerable and complex federal and state regulations. These additional costs include those related to: (1) complexity added to our billing processes; (2) training and education of our employees and customers; (3) compliance and legal costs; and (4) costs related to, among other factors, medical necessity denials and advanced beneficiary notices. Compliance with applicable laws and regulations, as well as internal compliance policies and procedures, adds further complexity and costs to the billing process. Changes in laws and regulations could negatively impact our ability to bill our clients. CMS establishes procedures and continuously evaluates and implements changes in the reimbursement process.

      We believe that much of our bad debt expense, which was 4.3% of our net revenues for the quarter ended September 30, 2005, is primarily the result of missing or incorrect billing information on requisitions received from healthcare providers and the failure of patients to pay the portion of the receivable that is their responsibility, rather than credit related issues. In general, we perform the requested tests and report test results regardless of whether the billing information is incorrect or missing. We subsequently attempt to contact the provider to obtain any missing information and rectify incorrect billing information. Missing or incorrect information on requisitions adds complexity to and slows the billing process, creates backlogs of unbilled requisitions, and generally increases the aging of accounts receivable and bad debt expense.

Our outstanding debt may impair our financial and operating flexibility.

      As of September 30, 2005, after giving effect to the offering of the unregistered senior notes, the LabOne acquisition and the refinancing of substantially all of LabOne's debt, we would have had approximately $1.76 billion of debt outstanding, with approximately $570 million of available capacity under our senior unsecured revolving credit facility and secured receivables credit facility. See “Description of Other Indebtedness.” Except for outstanding letters of credit and operating leases, we do not have any off-balance sheet financing arrangements in place or available. Set forth in the table below, for each of the next five years, is the aggregate amount of principal, estimated interest and total payments with respect to our debt outstanding as of September 30, 2005, after giving effect to the offering of the unregistered senior notes, the LabOne acquisition and the refinancing of substantialy all of LabOne's debt, including capital leases, assuming that maturing debt is refinanced for purposes of estimating interest.

Twelve Months Ended December 31,	Principal	Interest	Total
	(in thousands)
Remainder of 2005	$42	$21,839	$21,881
2006	539,007	98,520	637,527
2007	16,800	88,901	105,701
2008	61,800	88,145	149,945
2009	1,800	85,839	87,639
2010	400,000	86,719	486,719

      Our debt portfolio is sensitive to changes in interest rates. As of September 30, 2005, we had approximately $305 million of floating rate debt. Based on our net exposure to interest rate changes, an assumed 10% change in interest rates on our variable rate indebtedness (representing approximately 37 basis points) would impact annual net interest expense by approximately $1.1 million, assuming no changes to the debt outstanding at September 30, 2005. In addition, any future borrowings by us under the unsecured revolving credit facility, the secured receivables credit facility or the issuance of other floating rate debt will expose us to additional interest rate risk. Interest rates on our unsecured revolving credit facility, term loan and secured receivables credit facility are also subject to a pricing schedule that fluctuates based on changes in our credit rating.

      Our 6 3⁄4% senior notes, which have an aggregate principal amount of $275 million outstanding, mature in June 2006. We may repay the notes with cash on hand or refinance the notes with borrowings under our unsecured revolving credit facility, secured receivables credit facility or other financing arrangements.

      Our debt agreements contain various restrictive covenants. These restrictions could limit our ability to use operating cash flow in other areas of our business because we must use a portion of these funds to make principal and interest payments on our debt.

      We have obtained ratings on our debt from Standard and Poor's and Moody's Investors Service. There can be no assurance that any rating so assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in that rating agency's judgment future circumstances relating to the basis of the rating, such as adverse changes in our company or our industry, so warrant. If such ratings are lowered, the borrowing costs on our senior unsecured revolving credit facility, secured receivables facility and term loan would increase. If such ratings are increased, the borrowing costs on our senior unsecured revolving credit facility, secured receivables facility and term loan would decrease. Changes in our credit ratings do not require repayment or acceleration of any of our debt.

      We, or our subsidiaries, may incur additional indebtedness in the future. Our ability to make principal and interest payments depends on our ability to generate cash in the future. If additional debt is added to our current debt, a greater portion of our cash flows will be needed to satisfy our debt service obligations, and if we do not generate sufficient cash to meet our debt service requirements, we may need to seek additional financing. This may make it more difficult for us to obtain financing on terms that are acceptable to us or at all. As a result, we would be more vulnerable to general adverse economic, industry and capital markets conditions as well as the other risks associated with indebtedness.

Professional liability litigation could have an adverse financial impact and an adverse impact on our client base and reputation.

      As a general matter, providers of clinical laboratory testing services may be subject to lawsuits alleging negligence or other similar legal claims. Some of these suits involve claims for substantial damages. Any professional liability litigation could have an adverse impact on our client base and reputation. We maintain various liability insurance programs for claims that could result from providing or failing to provide clinical laboratory testing services, including inaccurate testing results and other exposures. Our insurance coverage limits our maximum exposure on individual claims; however, we are essentially self-insured for a significant portion of these claims. The basis for claims reserves incorporates actuarially determined losses based upon our historical and projected loss experience. Management believes that present insurance coverage and reserves are sufficient to cover currently estimated exposures. Although management cannot predict the outcome of any claims made against the Company, management does not anticipate that the ultimate outcome of any such proceedings or claims will have a material adverse effect on our financial position but may be material to our results of operations and cash flows in the period in which the impact of such claims is determined or paid. Similarly, although we believe that we will be able to obtain adequate insurance coverage in the future at acceptable costs, we cannot assure you that we will be able to do so.

Failure to provide a higher quality of service than that of our competitors could have a material adverse effect on our net revenues and profitability.

      While there has been significant consolidation in the clinical laboratory testing business in recent years, it remains a fragmented and highly competitive industry. We believe that healthcare providers consider a number of factors when selecting a laboratory, including:

•	service capability and quality;

•	accuracy, timeliness and consistency in reporting test results;

•	number and type of tests performed by the laboratory;

•	number, convenience and geographic coverage of patient service centers;

•	reputation in the medical community; and

•	pricing.

      We believe that we compete favorably in each of these areas.

      We primarily compete with three types of laboratory providers—hospital-affiliated laboratories, other independent clinical laboratories and physician-office laboratories. Hospitals generally maintain an on-site laboratory to perform testing on their patients. In addition, many hospitals compete with independent clinical laboratories for outreach (non-hospital patients) testing. Most physicians have admitting privileges or other relationships with hospitals as part of their medical practice and many hospitals leverage their relationships with community physicians and encourage the physicians to send their outreach testing to the hospital's laboratory. In addition, hospitals that own physician practices generally require the physicians to refer tests to the hospital's laboratory. As a result of this affiliation between hospitals and community physicians, we compete against hospital-affiliated laboratories primarily based on quality of service. Our failure to provide service superior to hospital-affiliated laboratories and other laboratories could have a material adverse effect on our net revenues and profitability.

Regulations requiring the use of “standard transactions” for health care services issued under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, may negatively impact our profitability and cash flows.

      Pursuant to the Health Insurance Portability and Accountability Act of 1996, or HIPAA, the Secretary of the Department of Health and Human Services, or HHS, has issued final regulations designed to improve the efficiency and effectiveness of the health care system by facilitating the electronic exchange of information in certain financial and administrative transactions while protecting the privacy and security of the information exchanged. Three principal regulations have been issued in final form: standards for electronic transactions, security regulations and privacy regulations.

      The HIPAA transaction standards are complex, and subject to differences in interpretation by payers. For instance, some payers may interpret the standards to require us to provide certain types of information, including demographic information not usually provided to us by physicians. While most of our transactions are submitted and/or received in ANSI standard format, inconsistent application of transaction standards by some remaining payers or our inability to obtain certain billing information not usually provided to us by physicians could increase our costs and the complexity of billing. In addition, new requirements for additional standard transactions, such as claims attachments, could prove technically difficult, time-consuming or expensive to implement. We are working closely with our payers to establish acceptable protocols for claims submissions and with our trade association and an industry coalition to present issues and problems as they arise to the appropriate regulators and standards setting organizations.

Compliance with the HIPAA security regulations and privacy regulations may increase our costs.

      The HIPAA privacy and security regulations, which became fully effective in April 2003 and April 2005 respectively, establish comprehensive federal standards with respect to the uses and disclosures of protected health information by health plans, healthcare providers and healthcare clearinghouses, in addition to setting standards to protect the confidentiality, integrity and availability of protected health information. The regulations establish a complex regulatory framework on a variety of subjects, including:

•	the circumstances under which uses and disclosures of protected health information are permitted or required without a specific authorization by the patient, including but not limited to treatment purposes, activities to obtain payments for our services, and our healthcare operations activities;

•	a patient's rights to access, amend and receive an accounting of certain disclosures of protected health information;

•	the content of notices of privacy practices for protected health information; and

•	administrative, technical and physical safeguards required of entities that use or receive protected health information.

      We have implemented practices to meet the requirements of the HIPAA privacy and security regulations, as required by law. The privacy regulations establish a “floor” and do not supersede state laws that are more stringent. Therefore, we are required to comply with both federal privacy regulations and varying state privacy laws. In addition, for healthcare data transfers from other countries relating to citizens of those countries, we must comply with the laws of those other countries. The federal privacy regulations restrict our ability to use or disclose patient-identifiable laboratory data, without patient authorization, for purposes other than payment, treatment or healthcare operations (as defined by HIPAA), except for disclosures for various public policy purposes and other permitted purposes outlined in the privacy regulations. The privacy and security regulations provide for significant fines and other penalties for wrongful use or disclosure of protected health information, including potential civil and criminal fines and penalties. Although the HIPAA statute and regulations do not expressly provide for a private right of damages, we also could incur damages under state laws to private parties for the wrongful use or disclosure of confidential health information or other private personal information.

      Compliance with all of the HIPAA regulations, including new standard transactions, requires ongoing resources from all healthcare organizations, not just Quest Diagnostics. While we believe our total costs to comply with HIPAA will not be material to our operations or cash flows, new standard transactions and additional customer requirements resulting from different interpretations of the current regulations could impose additional costs on us.

FDA regulation of laboratory-developed tests, analyte specific reagents, or genetic testing could lead to increased costs and delay in introducing new genetic tests.

      The FDA has regulatory responsibility over instruments, test kits, reagents and other devices used to perform diagnostic testing by clinical laboratories. In the past, the FDA has claimed regulatory authority over laboratory-developed tests, but has exercised enforcement discretion in not regulating tests performed by high complexity CLIA-certified laboratories. In December 2000, the HHS Secretary's Advisory Committee on Genetic Testing recommended that the FDA be the lead federal agency to regulate genetic testing. In late 2002, a new HHS Secretary's Advisory Committee on Genetics, Health and Society, or SACGHS, was appointed to replace the prior Advisory Committee. Ultimately, SACGHS decided that it would continue to monitor the progress of the Federal agencies in the oversight of genetic technologies, but it did not believe that further action was warranted. In the meantime, the FDA is considering revising its regulations on analyte specific reagents, which are used in laboratory-developed tests, including laboratory developed genetic testing. Representatives of clinical laboratories (including Quest Diagnostics) and the American Clinical Laboratory Association (our industry trade association) have met with representatives of the FDA to address industry issues pertaining to potential FDA regulation of genetic testing in general and issues with regard to increased oversight over the analyte specific reagents used in laboratory-developed tests in particular. We expect those discussions to continue. FDA interest in or actual regulation of laboratory-developed tests or increased regulation of the various medical devices used in laboratory-developed testing could lead to periodic inquiry letters from the FDA and increased costs and delays in introducing new tests, including genetic tests.

The development of new, more cost-effective tests that can be performed by physicians in their offices or by patients could negatively impact our testing volume and net revenues.

      The diagnostics testing industry is faced with changing technology and new product introductions. Advances in technology may lead to the development of more cost-effective tests that can be performed outside of an independent clinical laboratory such as (1) point-of-care tests that can be performed by physicians in their offices, (2) esoteric tests that can be performed by hospitals in their own laboratories or (3) home testing that can be performed by patients in their homes or by physicians in their offices. Development of such technology and its use by our customers would reduce the demand for our laboratory-based testing services and negatively impact our net revenues. Currently, most of our clinical laboratory testing is categorized as “high” or “moderate” complexity, and thereby subject to extensive and costly regulation, under CLIA. Manufacturers of laboratory equipment and test kits could seek to increase their sales by marketing point of care laboratory equipment to physicians and by selling test kits approved for home use to both physicians and patients. Diagnostic tests approved or cleared by the FDA for over the counter (OTC) or prescription home use are automatically deemed to be “waived” tests under CLIA and may be performed in physician office laboratories with minimal regulatory oversight as well as by patients in their homes. The FDA has regulatory responsibility over instruments, test kits, reagents and other devices used by clinical laboratories and the Secretary of HHS has delegated to the FDA the authority to determine whether particular tests (waived tests) are “simple” and have “an insignificant risk of an erroneous result” under CLIA. Increased approval of OTC or home test kits and/or increased numbers and types of waived tests could lead to increased testing by physicians in their offices, which could affect our market for laboratory testing services and negatively impact our net revenues.

Our operations may be adversely impacted by the effects of natural disasters such as hurricanes and earthquakes, or acts of terrorism and other criminal activities.

      Our operations may be adversely impacted by the effects of natural disasters such as hurricanes and earthquakes, or acts of terrorism or other criminal activities. Such events may result in a temporary decline in the number of patients who seek laboratory testing services. In addition, such events may temporarily interrupt our ability to transport specimens or to receive materials from our suppliers.

Our organizational documents and other agreements contain restrictions that might prevent a takeover or change in management.

      Provisions of our articles of incorporation and by-laws might have the effect of discouraging a potential acquirer from attempting a takeover on terms that some shareholders might favor, reducing the opportunity for shareholders to sell shares at a premium over then-prevailing market prices and prevent or frustrate attempts to replace or remove current management. These provisions include:

•	a requirement that the board of directors be classified;

•	the authorization of a “blank check” preferred stock to be issued at the discretion of the board of directors; and

•	a requirement that we receive advance notice of shareholder nominees for director and shareholder proposals.

      In addition, we have a shareholder rights plan, which grants shareholders other than the acquiring person the right to purchase common stock at one-half of market price if any person becomes the beneficial owner of 20% or more of the outstanding shares of common stock, subject to a number of exceptions set forth in the plan.

Our tests and business processes may infringe on the intellectual property rights of others, which could cause us to engage in costly litigation, pay substantial damages or prohibit us from selling certain of our tests.

      Other companies or individuals, including our competitors, may obtain patents or other property rights that would prevent, limit or interfere with our ability to develop, perform or sell our tests or operate our business. As a result, we may be involved in intellectual property litigation and we may be found to infringe on the proprietary rights of others, which could force us to do one or more of the following:

•	cease developing, performing or selling products or services that incorporate the challenged intellectual property;

•	obtain and pay for licenses from the holder of the infringed intellectual property right;

•	redesign or reengineer our tests;

•	change our business processes; or

•	pay substantial damages, court costs and attorneys' fees, including potentially increased damages for any infringement held to be willful.

      Patents generally are not issued until several years after an application is filed. The possibility that, before a patent is issued to a third party, we may be performing a test or other activity covered by the patent is not a defense to an infringement claim. Thus, even tests that we develop could become the subject of infringement claims if a third party obtains a patent covering those tests.

      Infringement and other intellectual property claims, regardless of their merit, can be expensive and time-consuming to litigate. In addition, any requirement to reengineer our tests or change our business processes could substantially increase our costs, force us to interrupt product sales or delay new test releases. In the past, we have settled several disputes regarding our alleged infringement of intellectual property of third parties. We are currently involved in settling several additional disputes. We do not believe that resolution of these disputes will have a material adverse effect on our operations or financial condition. However, infringement claims could arise in the future as patents could be issued on tests or processes that we may be performing, particularly in such emerging areas as gene-based testing and other specialty testing.

Federal and state laws permit a court to void a guarantee issued by any of our subsidiaries if the court finds the guarantee to constitute a fraudulent conveyance.

      Our obligations under the senior notes are guaranteed by our subsidiaries to the extent described in this prospectus. These guarantees are subject to various federal and state fraudulent conveyance laws enacted for the protection of creditors.

      The issuance of a guarantee by any of our subsidiaries will constitute a fraudulent conveyance if:

•	the guarantee was incurred by the subsidiary with the intent to hinder, delay or defraud any present or future creditor; or

•	the subsidiary did not receive fair consideration for issuing the guarantee and such subsidiary (1) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (2) was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital to carry on its business or (3) intended to incur debts beyond its ability to pay such debts as they matured.

      Generally, an entity will be considered insolvent if:

•	the sum of its debts is greater than the fair value of its property;

•	the present fair value of its assets is less than the amount that it will be required to pay on its existing debts as they become due; or

•	it cannot pay its debts as they become due.

      If a court finds a guarantee issued by a subsidiary of ours to constitute a fraudulent conveyance, the court could give a lower priority to, or subordinate, the claims of the senior notes against this subsidiary to the claims of other creditors of this subsidiary. In addition, a court could void all or part of the guarantee. To the extent the guarantee issued by a subsidiary of ours was voided as a fraudulent conveyance, the holders of our senior notes guaranteed by our subsidiary guarantors would cease to have any claim against the subsidiary and would be creditors solely of Quest Diagnostics and any other subsidiary guarantor that was not found to have made a fraudulent conveyance. See “Description of the Exchange Senior Notes—Guarantees.”

Secured indebtedness and existing and future obligations of our subsidiaries that are not guarantors, including the issuance of preferred stock, will be effectively senior to the notes.

      The senior notes and the guarantees are senior unsecured obligations and therefore will be effectively subordinated to any of our or our subsidiary guarantors' secured obligations to the extent of the value of the assets securing such obligations. The indenture does not limit the amount of indebtedness that we or any of our subsidiary guarantors can incur, but does limit the amount of secured indebtedness pursuant to the covenant described under the heading “Description of the Exchange Senior Notes—Limitation on Liens.” This covenant is subject to important exceptions described under such heading. As of September 30, 2005, after giving effect to the offering of the unregistered senior notes, the LabOne acquisition and the refinancing of substantially all of LabOne's debt, we and our subsidiary guarantors would have had outstanding $237 million of secured debt.

      We conduct our operations through subsidiaries, which generate a substantial portion of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are a major source of funds necessary to meet our debt service and other obligations. Contractual provisions, laws or regulations, as well as any subsidiary's financial condition and operating requirements, may limit our ability to obtain cash required to pay our debt service and other obligations. The senior notes will be structurally subordinated to all existing and future obligations of our subsidiaries (unless such subsidiaries are subsidiary guarantors), including claims with respect to trade payables. In addition, the guarantees of our subsidiary guarantors will be structurally subordinated to all existing and future obligations of the subsidiary guarantors' subsidiaries (unless such subsidiaries are also subsidiary guarantors), including claims with respect to trade payables. This means that holders of our senior notes as guaranteed by our subsidiary guarantors will have a junior position with respect to such obligations of our direct and indirect subsidiaries that are not subsidiary guarantors on the assets and earnings of such subsidiaries.

      Our non-guarantor subsidiaries are limited in the amount of indebtedness they are permitted to incur pursuant to the covenant described under “Description of the Exchange Senior Notes—Limitation on Subsidiary Indebtedness and Preferred Stock.” This covenant is subject to important exceptions described under such heading. In addition, the guarantees of our subsidiary guarantors may be released in certain circumstances, which are described under the heading “Description of the Exchange Senior Notes—Guarantees” or may be avoided or subordinated in favor of the subsidiary guarantors' other creditors as described in this prospectus under the heading “Risk Factors—Federal and state laws permit a court to void a guarantee issued by any of our subsidiaries if the court finds the guarantee to constitute a fraudulent conveyance.”

You cannot be sure that an active trading market will develop for these senior notes.

      Prior to the initial placement of the senior notes, there was no trading market for them. Although when the senior notes were initially issued the initial purchasers advised us that they intended to make a market in the senior notes, they are not obligated to do so, and the initial purchasers may cease their market-making at any time without notice. In addition, their market-making activity may be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, we cannot provide you with any assurance regarding whether a trading market for the senior notes will develop or as to the liquidity or sustainability of any such market, the ability of holders to sell their senior notes or the price at which holders may be able to sell their senior notes. If a market were to develop, the senior notes could trade at prices that may be higher or lower than the offering price depending on many factors, including prevailing interest rates, our financial performance, developments in the industries in which we conduct business, changes in the overall market for investment grade securities and changes in the market price of our common shares. If no active trading market develops, you may not be able to resell your senior notes at their fair market value or at all.

      We have not listed, and do not intend to list, the exchange senior notes on any national securities exchange or automated quotation system.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR”
PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

      Some statements and disclosures in this prospectus, including the documents incorporated by reference, are forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of risks and uncertainties that could significantly cause our plans and expectations, including actual results, to differ materially from the forward-looking statements. The Private Securities Litigation Reform Act of 1995, or the Litigation Reform Act, provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation.

      We would like to take advantage of the “safe harbor” provisions of the Litigation Reform Act in connection with the forward-looking statements included in this document. Investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus, including the documents incorporated by reference. The following important factors could cause our actual financial results to differ materially from those projected, forecasted or estimated by us in forward-looking statements:

(a)	Heightened competition, including increased pricing pressure, competition from hospitals for testing for non-patients and competition from physicians. See “Business—Competition” in our annual report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus.
(b)	Impact of changes in payer mix, including any shift from fee-for-service to capitated fee arrangements. See “Business—Payers and Customers—Healthcare Insurers” in our annual report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus.
(c)	Adverse actions by government or other third-party payers, including unilateral reduction of fee schedules payable to us, competitive bidding, or an increase in the practice of negotiating for exclusive arrangements that involve aggressively priced capitated payments by healthcare insurers or other payers. See “Business—Regulation of Reimbursement for Clinical Laboratory Services” and “Business—Payers and Customers—Healthcare Insurers” in our annual report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus.
(d)	The impact upon our testing volume and collected revenue or general or administrative expenses resulting from our compliance with Medicare and Medicaid administrative policies and requirements of third party payers. These include:
	(1)	the requirements of Medicare carriers to provide diagnosis codes for many commonly ordered tests and the possibility that third party payers will increasingly adopt similar requirements;
	(2)	the policy of CMS to limit Medicare reimbursement for tests contained in automated chemistry panels to the amount that would have been paid if only the covered tests, determined on the basis of demonstrable “medical necessity,” had been ordered;
	(3)	continued inconsistent practices among the different local carriers administering Medicare;
	(4)	inability to obtain from patients an advance beneficiary notice form for tests that cannot be billed without prior receipt of the form; and
	(5)	the potential need to monitor charges and lower certain fees to Medicare to comply with the OIG's proposed rule pertaining to exclusion of providers for submitting claims to Medicare containing charges that are substantially in excess of the provider's usual charges.

See “Business—Regulation of Reimbursement for Clinical Laboratory Services” and “Business—Billing” in our Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus.
(e)	Adverse results from pending or future government investigations, lawsuits or private actions. These include, in particular, significant monetary damages, loss or suspension of licenses, and/or suspension or exclusion from the Medicare and Medicaid programs and/or other significant litigation matters. See “Business—Government Investigations and Related Claims” in our annual report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus.
(f)	Failure to efficiently integrate acquired businesses and to manage the costs related to any such integration, or to retain key technical and management personnel. See “Business—Corporate Strategy and Growth Opportunities—Growth” in our annual report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus.
(g)	Inability to obtain professional liability or other insurance coverage or a material increase in premiums for such coverage or reserves for self-insurance. See “Business—Insurance” in our annual report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus.
(h)	Denial of CLIA certification or other licenses for any of our clinical laboratories under the CLIA standards, revocation or suspension of the right to bill the Medicare and Medicaid programs or other adverse regulatory actions by federal, state and local agencies. See “Business—Regulation of Clinical Laboratory Operations” in our annual report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus.
(i)	Changes in federal, state or local laws or regulations, including changes that result in new or increased federal or state regulation of commercial clinical laboratories, including regulation by the FDA.
(j)	Inability to achieve expected benefits from our acquisitions of other businesses. See “Business—Corporate Strategy and Growth Opportunities—Growth” in our annual report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus.
(k)	Inability to achieve additional benefits from our Six Sigma and standardization initiatives.
(l)	Adverse publicity and news coverage about the clinical laboratory industry or us.
(m)	Computer or other IT system failures that affect our ability to perform tests, report test results or properly bill customers, including potential failures resulting from the standardization of our IT systems and other system conversions, telecommunications failures, malicious human acts (such as electronic break-ins or computer viruses) or natural disasters. See “Business—Information Systems” and “Business—Billing” in our annual report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus.
(n)	Development of technologies that substantially alter the practice of laboratory medicine, including technology changes that lead to the development of more cost-effective tests such as (1) point-of-care tests that can be performed by physicians in their offices, (2) esoteric tests that can be performed by hospitals in their own laboratories or (3) home testing that can be carried out without requiring the services of clinical laboratories. See “Business—Competition” and “Business—Regulation of Clinical Laboratory Operations” in our annual report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus.
(o)	Issuance of patents or other property rights to our competitors or others that could prevent, limit or interfere with our ability to develop, perform or sell our tests or operate our business.

(p)	Development of tests by our competitors or others which we may not be able to license, or usage of our technology or similar technologies or our trade secrets by competitors, any of which could negatively affect our competitive position.
(q)	Regulatory delay or inability to commercialize newly licensed tests or technologies or to obtain appropriate reimbursements for such tests.
(r)	Inability to obtain or maintain adequate patent and other proprietary rights protections of our products and services or to successfully enforce our proprietary rights.
(s)	Impact of any national healthcare information network and the adoption of standards for health information technology interoperability that are incompatible with existing software and hardware infrastructure requiring widespread replacement of systems and/or software.
(t)	The impact of the privacy regulations, security regulations and standards for electronic transactions regulations issued under HIPAA and any applicable state laws or regulations. See “Business—Privacy and Security of Health Information; Standard Transactions” in our annual report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus.
(u)	Inability to promptly or properly bill for our services or to obtain appropriate payments for services that we do bill. See “Business—Billing” in our annual report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus.
(v)	Changes in interest rates and changes in our credit ratings from Standard & Poor's and Moody's Investor Services causing an unfavorable impact on our cost of and access to capital.
(w)	Inability to hire and retain qualified personnel or the loss of the services of one or more of our key senior management personnel.
(x)	Terrorist and other criminal activities, hurricanes, earthquakes or other natural disasters, which could affect our customers, transportation or systems, or our facilities, and for which insurance may not adequately reimburse us.

      Many of these risks are described in greater detail under “Risk Factors” in this prospectus and we advise investors to review the forward looking statements in light of the disclosure contained under “Risk Factors.”

RATIO OF EARNINGS TO FIXED CHARGES

      Set forth below is information concerning our ratio of earnings to fixed charges. This ratio shows the extent to which our business generates enough earnings after the payment of all expenses other than interest to make required interest payments on our debt.

      For this purpose, earnings consist of pretax income plus fixed charges. Fixed charges consist of interest expense and one-third of rental expense, representing that portion of rental expense we deemed representative of an appropriate interest factor.

	Nine Months Ended September 30,	Year Ended December 31,
	2005	2004	2003	2002	2001	2000

Ratio of earnings to fixed charges	10.5x	9.2x	8.4x	7.2x	4.2x	2.4x

USE OF PROCEEDS

      We will not receive any proceeds from the exchange offer. In consideration for issuing the exchange senior notes contemplated by this prospectus, we will receive unregistered senior notes in like principal amount. The unregistered senior notes surrendered in exchange for the exchange senior notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange senior notes will not result in any change in our indebtedness.

CAPITALIZATION

      The following table sets forth our cash and cash equivalents, debt, and total capitalization at September 30, 2005 on an actual basis and as adjusted to reflect the following transactions as if they had occurred on that date:

•	the completion of the $900 million offering of unregistered senior notes;

•	the LabOne acquisition; and

•	the refinancing of substantially all of LabOne's debt of approximately $138 million.

      This table should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference into this prospectus.

	September 30, 2005
	Actual	As Adjusted(1)
	(in thousands)
Cash and cash equivalents	$210,089	$168,092	(2)

Debt (including current maturities):
Short-term borrowings under receivables financing	$229,920	$229,920
Revolving credit facility	—	—
Term loans	75,000	75,000
6 3⁄4% Senior notes due 2006	274,766	274,766
7 1⁄2% Senior notes due 2011	274,364	274,364
5.125% Senior notes due 2010	—	399,248
5.45% Senior notes due 2015	—	498,400
Other debt	249	10,370

Total debt	854,299	1,762,068
Common stockholders' equity	2,827,741	2,827,741

Total capitalization	$3,682,040	$4,589,809

(1)	We expect that substantially all of LabOne's debt will be repaid within approximately 45 days after the consummation of the acquisition.

(2)	Cash and cash equivalents as adjusted includes assumption of LabOne cash balances of $15 million as of September 30, 2005, adjusted for $57 million utilized in the consummation of the LabOne acquisition.

DESCRIPTION OF OTHER INDEBTEDNESS

Letter of Credit Lines

      In December 2004, we renewed two lines of credit with two financial institutions totaling $75 million for the issuance of letters of credit. The letter of credit lines mature in December 2005, are guaranteed by the subsidiary guarantors and are expected to be renewed. As of September 30, 2005, there were $72 million of outstanding letters of credit under the letter of credit lines.

Secured Receivables Credit Facility

      In April 2004, we entered into a $300 million secured receivables credit facility. The secured receivables credit facility is supported by one-year back-up facilities provided by two banks on a committed basis, which mature in April 2006 and are anticipated to be renewed. Interest on the secured receivables credit facility is based on rates that are intended to approximate commercial paper rates for highly rated issuers plus an applicable margin, currently 0.370%, that can fluctuate over a range of up to 15 basis points based on changes in our public debt ratings. Borrowings outstanding under the secured receivables credit facility, if any, are classified as a current liability on our consolidated balance sheet.

Term Loan due December 2008

      In December 2003, we entered into a $75 million amortizing term loan due December 2008. Interest is based on LIBOR plus an applicable margin that can fluctuate over a range of up to 119 basis points, based on changes in our public debt ratings. Currently, our borrowing rate for LIBOR-based loans is LIBOR plus 0.50%. The term loan due December 2008 requires principal repayments of the initial amount borrowed equal to 20% on each of the third and fourth anniversary dates of the funding and the remainder of the outstanding balance on December 31, 2008. The term loan due December 2008 is guaranteed by the subsidiary guarantors.

Senior Unsecured Revolving Credit Facility

      In April 2004, we entered into a $500 million senior unsecured revolving credit facility which matures in April 2009. Under the $500 million senior unsecured revolving credit facility, interest is based on certain published rates plus an applicable margin that can fluctuate over a range of up to 90 basis points based on changes in our public debt ratings. At our option, we may elect to enter into LIBOR-based interest rate contracts for periods of up to 180 days. Interest on any outstanding amounts not covered under the LIBOR-based interest rate contracts is based on an alternate base rate, which is calculated by reference to the prime rate or federal funds rate. Currently, our borrowing rate for LIBOR-based loans is LIBOR plus 0.50%. The unsecured revolving credit facility is guaranteed by the subsidiary guarantors. The unsecured revolving credit facility contains various covenants, including the maintenance of a leverage ratio and an interest coverage ratio, which could impact our ability to, among other things, incur additional indebtedness.

Senior Notes

      We completed a $550 million senior notes offering in June 2001. The senior notes were issued in two tranches: (a) $275 million aggregate principal amount of 6 3⁄4% senior notes due 2006, issued at a discount of approximately $1.6 million and (b) $275 million aggregate principal amount of 7 1⁄2% senior notes due 2011, issued at a discount of approximately $1.1 million. After considering the discounts, the effective interest rate on the senior notes due 2006 and senior notes due 2011 is 6.9% and 7.6%, respectively. The senior notes require semiannual interest payments which commenced January 12, 2002. The senior notes are unsecured obligations of ours and rank equally with our other unsecured senior obligations. The senior notes are guaranteed by our wholly owned subsidiaries that operate clinical laboratories in the United States and do not have a sinking fund requirement.

SELECTED HISTORICAL FINANCIAL DATA

      The following table summarizes selected historical financial data of our Company and our subsidiaries at the dates and for each of the periods presented. We derived the selected historical financial data for the years 2000 through 2004 from the audited consolidated financial statements of our Company. We derived the selected historical financial data for the nine months ended September 30, 2005 and 2004 from our unaudited interim consolidated financial statements. The unaudited interim consolidated financial statements reflect all adjustments which, in our opinion, are necessary for a fair statement of the financial condition and results of operations as of and for the periods presented. The unaudited interim consolidated financial statements have been compiled without audit and are subject to year-end adjustments. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full year. All per share data has been restated to reflect our two-for-one stock splits effected on June 20, 2005 and May 31, 2001. In April 2002, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” or SFAS 145. Pursuant to SFAS 145, extraordinary losses associated with the extinguishment of debt in 2001 and 2000, previously presented net of applicable taxes, were reclassified to other non-operating expenses. In September 2004, the Emerging Issues Task Force reached a final consensus on Issue 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share” (“Issue 04-08”), effective December 31, 2004. Pursuant to Issue 04-8, we included the dilutive effect of our 1 3⁄4% contingent convertible debentures issued November 26, 2001 in our dilutive earnings per common share calculations using the if-converted method, regardless of whether or not the holders of these securities were permitted to exercise their conversion rights, and retroactively restated previously reported diluted earnings per common share. References to previously reported diluted weighted average common shares outstanding, diluted earnings per share and related disclosures have been restated to give retroactive effect of the required change in accounting for the years 2001 through 2003. The selected historical financial data is only a summary and should be read together with the audited consolidated financial statements and related notes of our Company and management's discussion and analysis of financial condition and results of operations included in our quarterly reports on Form 10-Q for the nine months ended September 30, 2005 and 2004 and in our annual report on Form 10-K for the year ended December 31, 2004, incorporated by reference into this prospectus.

	Nine Months Ended September 30,				Year Ended December 31,
	2005		2004		2004		2003(a)	2002(b)	2001		2000
	(in thousands, except per share data)
Operation Data:
Net revenues	$4,068,835		$3,843,313		$5,126,601		$4,737,958	$4,108,051	$3,627,771		$3,421,162
Amortization of goodwill(c)	—		—		—		—	—	38,392		37,862
Operating income	734,262	(d)	670,601	(e)	891,217	(e)	796,454	592,142	411,550		317,527	(f)
Loss on debt extinguishment	—		—		—		—	—	42,012	(g)	4,826	(h)
Net income	415,948	(d),(i)	373,122	(e),(j)	499,195	(e),(j)	436,717	322,154	162,303	(g)	102,052	(f),(h)
Basic earnings per common share(k)	$2.06		$1.82		$2.45		$2.11	$1.67	$0.87		$0.57
Diluted earnings per common share(k)(l)	$2.02		$1.75		$2.35		$2.02	$1.59	$0.83		$0.54
Dividends per common share(k)	$0.27		$0.225		$0.30		$0.075	$—	$—		$—
Balance Sheet Data (at end of year):
Accounts receivable, net	$693,792		$686,045		$649,281		$609,187	$522,131	$508,340		$485,573
Goodwill, net	2,524,596		2,517,338		2,506,950		2,518,875	1,788,850	1,351,123		1,235,933
Total assets	4,534,734		4,394,958		4,203,788		4,301,418	3,324,197	2,930,555		2,864,536
Long-term debt	349,399		971,810		724,021		1,028,707	796,507	820,337		760,705
Preferred stock	—		—		—		—	—	—	(m)	1,000
Total stockholders' equity	2,827,741		2,477,684		2,288,651		2,394,694	1,768,863	1,335,987		1,030,795

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003(a)	2002(b)	2001	2000
	(in thousands, except per share data)
Other Data:
Net cash provided by operating activities	$548,174	$535,207	$798,780	$662,799	$596,371	$465,803	$369,455
Net cash used in investing activities	(238,983)	(129,772)	(173,700)	(417,050)	(477,212)	(296,616)	(48,015)
Net cash used in financing activities	(172,404)	(359,357)	(706,736)	(187,568)	(144,714)	(218,332)	(177,247)
Provision for doubtful accounts	177,954	172,027	226,310	228,222	217,360	218,271	234,694
Rent expense	102,662	100,055	132,883	120,748	96,547	82,769	76,515
Capital expenditures	178,332	134,146	176,125	174,641	155,196	148,986	116,450
Depreciation and amortization	128,986	126,455	168,726	153,903	131,391	147,727	134,296

(a)	On February 28, 2003, we completed the acquisition of Unilab. Consolidated operating results for 2003 include the results of operations of Unilab subsequent to the closing of the acquisition. See Note 3 to the Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus.
(b)	On April 1, 2002, we completed the acquisition of AML. Consolidated operating results for 2002 include the results of operations of AML subsequent to the closing of the acquisition. See Note 3 to the Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus.
(c)	In July 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets”, or SFAS 142, which we adopted on January 1, 2002. The following table presents net income and basic and diluted earnings per common share data adjusted to exclude the amortization of goodwill, assuming that SFAS 142 had been in effect for the years ended December 31, 2001 and 2000:
	Year Ended December 31,
	2001	2000
	(in thousands, except per share data)
Net income	$162,303	$102,052
Add back: Amortization of goodwill, net of taxes	35,964	36,023

Adjusted net income	$198,267	$138,075

Basic earnings per common share	$0.87	$0.57
Amortization of goodwill, net of taxes	0.20	0.20

Adjusted basic earnings per common share	$1.07	$0.77

Diluted earnings per common share	$0.83	$0.54
Amortization of goodwill, net of taxes	0.18	0.19

Adjusted diluted earnings per common share	$1.01	$0.73

(d)	During the third quarter of 2005, we recorded a $6.2 million charge primarily related to forgiving amounts owed by patients and physicians, and related property damage as a result of hurricanes in the Gulf Coast.
(e)	During the second quarter of 2004, we recorded a $10.3 million charge associated with the acceleration of certain pension obligations in connection with the succession of our prior Chief Executive Officer.
(f)	During the second quarter of 2000, we recorded a net special charge of $2.1 million. This net charge resulted from a $13.4 million charge related to the costs to cancel certain contracts that we believed were not economically viable as a result of the acquisition of SmithKline Beecham Clinical Laboratories, Inc., and which were principally associated with the cancellation of a co-marketing agreement for clinical trials testing services, which charges were in large part offset by a reduction in reserves attributable to a favorable resolution of outstanding claims for reimbursements associated with billings of certain tests.

(g)	In conjunction with our debt refinancing in 2001, we recorded a loss on debt extinguishment of $42 million. The loss represented the write-off of deferred financing costs of $23 million, associated with the debt which was refinanced, and $13 million of payments related primarily to the tender premium incurred in connection with our cash tender offer of our 10 3⁄4% senior subordinated notes due 2006. The remaining $6 million of losses represented amounts incurred in conjunction with the cancellation of certain interest rate swap agreements which were terminated in connection with the debt that was refinanced.
(h)	During the fourth quarter of 2000, we recorded a $4.8 million loss on the extinguishment of debt representing the write-off of deferred financing costs resulting from the prepayment of $155 million of term loans under our then existing senior secured credit facility.
(i)	During the third quarter of 2005, we recorded a $7.1 million charge associated with the write-down of an investment.
(j)	During the second quarter of 2004, we recorded a $2.9 million charge to interest expense, net, representing the write-off of deferred financing costs associated with the refinancing of our bank debt and credit facility.
(k)	On June 20, 2005, the Company effected a two-for-one stock split through the issuance of a stock dividend of one new share of common stock for each share of common stock held by stockholders of record on June 6, 2005. References to the number of common shares and per common share amounts, including earnings per common share calculations, have been restated to give retroactive effect to the stock split for all periods presented.
(l)	Potentially dilutive common shares primarily include the dilutive effect of our 1 3⁄4% contingent convertible debentures, and outstanding stock options and restricted common shares granted under our Employee Equity Participation Program.
(m)	On December 31, 2001, we repurchased all of our then outstanding preferred stock for its par value of $1 million plus accrued dividends.

THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer; Registration Rights

      We sold the unregistered senior notes to Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley as the initial purchasers, pursuant to a purchase agreement dated October 25, 2005. The initial purchasers resold the unregistered senior notes in reliance on Rule 144A under the Securities Act. In connection with the sale of the unregistered senior notes, we entered into a registration rights agreement with the initial purchasers. Under the registration rights agreement, we agreed:

•	to file with the SEC a registration statement relating to the exchange offer under the Securities Act no later than 90 days after the date that the unregistered senior notes were issued;

•	to use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act on or prior to the 150th day after the date that the unregistered senior notes were issued;

•	to commence the exchange offer promptly upon the effectiveness of the exchange offer registration statement and to keep the exchange offer open for not less than 30 calendar days (or longer if required by applicable law) after the date notice of the exchange offer has been mailed to the holders of the unregistered senior notes; and

•	to use our reasonable best efforts to cause the exchange offer to be consummated no later 180 days after the date that the unregistered senior notes were issued.

      If you participate in the exchange offer, you will, with limited exceptions, receive exchange senior notes that are freely tradable and not subject to restrictions on transfer. You should read the information in this prospectus under the heading “—Resale of Exchange Senior Notes” for more information relating to your ability to transfer exchange senior notes.

      The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of unregistered senior notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

      If you are eligible to participate in this exchange offer and you do not tender your unregistered senior notes as described in this prospectus, you will not have any further registration rights. In that case, your unregistered senior notes will continue to be subject to restrictions on transfer under the Securities Act.

Shelf Registration

      In the registration rights agreement, we agreed to file a shelf registration statement in certain circumstances, including if:

•	there is a change in law or applicable interpretations of the law by the staff of the SEC, and as a result we are not permitted to effect the exchange offer as contemplated by the registration rights agreement;

•	for any other reason the exchange offer is not consummated by April 29, 2006;

•	any applicable law or interpretations do not permit any holder of unregistered senior notes (other than an initial purchaser) to participate in the exchange offer; or

•	any holder (other than an initial purchaser) of unregistered senior notes that participates in the exchange offer does not receive freely transferable exchange senior notes in exchange for unregistered senior notes.

      If a shelf registration statement is required, we will use our reasonable best efforts to:

•	file the shelf registration statement with the SEC;

•	use our reasonable efforts to cause the shelf registration statement to be declared effective by the SEC by April 29, 2006; and

•	use our reasonable efforts to keep the shelf registration statement effective until the earliest of (1) two years after its effective date, (2) the date on which all of the unregistered senior notes covered by the shelf registration statement have been sold pursuant thereto, or (3) the date on which the unregistered senior notes covered by the shelf registration statement become eligible for resale without volume restrictions under Rule 144 under the Securities Act.

      The shelf registration statement will permit only certain holders to resell their unregistered senior notes from time to time. In particular, we may require that each holder furnish to us, in writing and within 20 business days after receipt of such request therefore, such information as we may reasonably request for use in connection with any shelf registration statement or prospectus or preliminary prospectus included therein. Each holder as to which any shelf registration statement is being effected has agreed to furnish promptly to us all information required to be disclosed in order to make the information previously furnished to us by such holder not materially misleading.

      If we are required to file a shelf registration statement, we will provide to each holder of unregistered senior notes that are covered by the shelf registration statement copies of the prospectus that is a part of the shelf registration statement and notify each such holder when the shelf registration statement becomes effective. A holder who sells unregistered senior notes pursuant to the shelf registration statement will be required to be named as a selling securityholder in the prospectus and to deliver a copy of the prospectus to purchasers. Such holder will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and will be bound by the provisions of the registration rights agreement which are applicable to such a holder (including the applicable indemnification obligations).

Additional Interest

      If a registration default (as defined below) occurs, we will be required to pay additional interest to each holder of unregistered senior notes. During the first 90-day period that a registration default occurs, we will pay additional interest equal to 0.25% per annum, which will increase by an additional 0.25% per annum during each subsequent 90-day period, up to a maximum of 0.50% per annum, until each registration default has been cured. Such additional interest will accrue only for those days that a registration default occurs and is continuing. Following the cure of all registration defaults, no more additional interest will accrue. You will not be entitled to receive any additional interest if you failed to comply with your obligations to make certain representations or provide certain information as required in the registration rights agreement.

      A “registration default” includes any of the following:

•	we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

•	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness;

•	we fail to complete the exchange offer on or prior to the date specified for such completion and a shelf registration statement has not been filed; or

•	the shelf registration statement is filed and declared effective prior to the date specified for effectiveness but thereafter ceases to be effective at any time that we are obligated to maintain its effectiveness or use of the shelf registration statement or related prospectus is suspended for more than 30 days.

      The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement. The exchange senior notes will not have rights to additional interest as set forth above, upon the consummation of the exchange offer. The above summary of the registration rights agreement is not complete and is subject to, and qualified by reference to, all the provisions of the registration rights agreement. A copy of the registration rights agreement is an exhibit to the registration statement that includes this prospectus.

Terms of the Exchange Offer

      Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we are offering to exchange $1,000 principal amount of exchange senior notes for each $1,000 principal amount of unregistered senior notes. You may tender some or all of your unregistered senior notes only in integral multiples of $1,000. As of the date of this prospectus, $900,000,000 aggregate principal amount of the unregistered senior notes are outstanding.

      The terms of the exchange senior notes to be issued are substantially similar to the unregistered senior notes, except that the exchange senior notes will have been registered under the Securities Act and, therefore, the certificates for the exchange senior notes will not bear legends restricting their transfer. The exchange senior notes will not have registration rights and will not have rights to additional interest. The exchange senior notes will be issued under and be entitled to the benefits of the Indenture (as defined in “Description of the Exchange Senior Notes”).

      In connection with the issuance of the unregistered senior notes, we arranged for the unregistered senior notes to be issued and transferable in book-entry form through the facilities of DTC, acting as a depositary. The exchange senior notes will also be issuable and transferable in book-entry form through DTC.

      There will be no fixed record date for determining the eligible holders of the unregistered senior notes that are entitled to participate in the exchange offer. We will be deemed to have accepted for exchange validly tendered unregistered senior notes when and if we have given oral (promptly confirmed in writing) or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of unregistered senior notes for the purpose of receiving exchange senior notes from us and delivering them to such holders.

      If any tendered unregistered senior notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events described herein, certificates for any such unaccepted unregistered senior notes will be returned, without expenses, to the tendering holder thereof as promptly as practicable after the expiration of the exchange offer.

      Holders of unregistered senior notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of unregistered senior notes for exchange senior notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. It is important that you read the section “Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

      Any unregistered senior notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest and will be subject to restrictions on transfer. We will not have any obligation to register such unregistered senior notes under the Securities Act. Holders wishing to transfer unregistered senior notes would have to rely on exemptions from the registration requirements of the Securities Act.

Conditions of the Exchange Offer

      You must tender your unregistered senior notes in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange any unregistered senior notes, and may amend or terminate the exchange offer if:

•	the exchange offer, or the making of any exchange by a holder of unregistered senior notes, violates applicable law or any applicable interpretation of the staff of the SEC;

•	any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; and

•	any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated, which, in our good faith determination, does not permit us to effect the exchange offer.

Expiration Date; Extensions; Amendment; Termination

      The exchange offer will expire 5:00 p.m., New York City time, on               , 2006, unless we, in our sole discretion, extend it. In the case of any extension, we will notify the exchange agent orally (promptly confirmed in writing) or in writing of any extension. We will also notify the registered holders of unregistered senior notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration of the exchange offer.

      To the extent we are legally permitted to do so, we expressly reserve the right, in our sole discretion, to:

•	delay accepting any unregistered senior note;

•	waive any condition of the exchange offer; and

•	amend the terms of the exchange offer in any manner.

      We will give oral or written notice of any non-acceptance or amendment to the registered holders of the unregistered senior notes as promptly as practicable. If we consider an amendment to the exchange offer to be material, we will promptly inform the registered holders of unregistered senior notes of such amendment in a reasonable manner.

      If we determine, in our sole discretion, that any of the events or conditions described in “—Conditions of the Exchange Offer” has occurred, we may terminate the exchange offer. We may:

•	refuse to accept any unregistered senior notes and return any unregistered senior notes that have been tendered to the holders;

•	extend the exchange offer and retain all unregistered senior notes tendered prior to the expiration of the exchange offer, subject to the rights of the holders of tendered unregistered senior notes to withdraw their tendered unregistered senior notes; or

•	waive the termination event with respect to the exchange offer and accept all properly tendered unregistered senior notes that have not been withdrawn.

      If any such waiver constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder of unregistered senior notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the unregistered senior notes, if the exchange offer would otherwise expire during that period.

      Any determination by us concerning the events described above will be final and binding upon the parties. Without limiting the manner by which we may choose to make public announcements of any extension, delay in acceptance, amendment or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Interest on the Exchange Senior Notes

      The exchange senior notes will accrue interest from and including October 31, 2005, the date the unregistered senior notes were issued. Interest will be paid on the exchange senior notes semiannually on May 1 and November 1 of each year, commencing on May 1, 2006. Holders of unregistered senior notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date of the last interest payment date that was made in respect of the unregistered senior notes until the date of the issuance of the exchange senior notes. Consequently, holders of exchange senior notes will receive the same interest payments that they would have received had they not accepted the exchange offer.

Resale of Exchange Senior Notes

      Based upon existing interpretations of the staff of the SEC set forth in several no-action letters issued to third parties unrelated to us, we believe that the exchange senior notes issued pursuant to the exchange offer in exchange for the unregistered senior notes may be offered for resale, resold and otherwise transferred by you without complying with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	any exchange senior notes to be received by you will be acquired in the ordinary course of your business;

•	you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to engage in, the distribution of the unregistered senior notes or exchange senior notes;

•	you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of ours or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our “affiliates” to distribute the exchange senior notes; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

      If you wish to participate in the exchange offer, you will be required to make these representations to us in the letter of transmittal. If our belief is inaccurate and you transfer any exchange senior note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

      In addition, if you are a broker-dealer and you will receive exchange senior notes for your own account in exchange for unregistered senior notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the exchange senior notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act. The prospectus, as it may be amended or supplemented from time to time, may be used by any broker-dealers in connection with resales of exchange senior notes received in exchange for unregistered senior notes. We have agreed that, for a period of 90 days after the consummation of the exchange offer, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any resale.

Clearing of the Senior Notes

      Upon consummation of the exchange offer, the exchange senior notes will have different CUSIP and ISIN numbers from the unregistered senior notes.

Procedures for Tendering

      The term “holder” with respect to the exchange offer means any person in whose name unregistered senior notes are registered on our agent's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose unregistered senior notes are held of record by DTC who desires to deliver such unregistered senior notes by book-entry transfer at DTC.

      Except in limited circumstances, only a DTC participant listed on a DTC notes position listing with respect to the unregistered senior notes may tender its unregistered senior notes in the exchange offer. To tender unregistered senior notes in the exchange offer:

•	holders of unregistered senior notes that are DTC participants may follow the procedures for book-entry transfer as provided for below under “—Book-Entry Transfer” and in the letter of transmittal.

      In addition:

•	the exchange agent must receive any corresponding certificate or certificates representing unregistered senior notes along with the letter of transmittal;

•	the exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of unregistered senior notes into the exchange agent's account at DTC according to standard operating procedures for electronic tenders described below and a properly transmitted agent's message described below; or

•	the holder must comply with the guaranteed delivery procedures described below.

      The tender by a holder of unregistered senior notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all the unregistered senior notes held by a holder of unregistered senior notes are tendered, a tendering holder should fill in the amount of unregistered senior notes being tendered in the specified box on the letter of transmittal. The entire amount of unregistered senior notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

      The method of delivery of unregistered senior notes, the letter of transmittal and all other required documents or transmission of an agent's message, as described under “—Book Entry Transfer,” to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery prior to the expiration of the exchange offer. No letter of transmittal or unregistered senior notes should be sent to us but must instead be delivered to the exchange agent. Delivery of documents to DTC in accordance with their procedures will not constitute delivery to the exchange agent.

      If you are a beneficial owner of unregistered senior notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your unregistered senior notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your unregistered senior notes, either:

•	make appropriate arrangements to register ownership of the unregistered senior notes in your name; or

•	obtain a properly completed bond power from the registered holder.

      The transfer of record ownership may take considerable time and might not be completed prior to the expiration date.

      Signatures on a letter of transmittal or a notice of withdrawal as described in “—Withdrawal of Tenders” below, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the unregistered senior notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an eligible institution.

      If the letter of transmittal is signed by a person other than the registered holder of any unregistered senior notes listed therein, the unregistered senior notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the unregistered senior notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the unregistered senior notes. If the letter of transmittal or any unregistered senior notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

      We will determine in our sole discretion all the questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered unregistered senior notes. Our determinations will be final and binding. We reserve the absolute right to reject any and all unregistered senior notes not validly tendered or any unregistered senior notes the acceptance of which would, in the opinion of our counsel, be unlawful. We reserve the absolute right to waive any irregularities or conditions of tender as to particular unregistered senior notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of unregistered senior notes must be cured within such time as we will determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of unregistered senior notes nor shall any of them incur any liability for failure to give such notification. Tenders of unregistered senior notes will not be deemed to have been made until such irregularities have been cured or waived. Any unregistered senior notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such unregistered senior notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

      In addition, we reserve the right in our sole discretion to (a) purchase or make offers for any unregistered senior notes that remain outstanding subsequent to the expiration date, and (b) to the extent permitted by applicable law, purchase unregistered senior notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Book-Entry Transfer

      We understand that the exchange agent will make a request promptly after the date of this document to establish an account with respect to the unregistered senior notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of unregistered senior notes by causing DTC to transfer such unregistered senior notes into the exchange agent's DTC account in accordance with DTC's Automated Tender Offer Program procedures for such transfer. The exchange for tendered unregistered senior notes will only be made after a timely confirmation of a book-entry transfer of the unregistered senior notes into the exchange agent's account at DTC, and timely receipt by the exchange agent of an agent's message.

      The term “agent's message” means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC, has received an express acknowledgment from a participant tendering unregistered senior notes and that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and we may enforce such agreement against the participant. Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the appropriate letter of transmittal and described above are true and correct.

Guaranteed Delivery Procedures

      Holders who wish to tender their unregistered senior notes and (i) whose unregistered senior notes are not immediately available, or (ii) who cannot deliver their unregistered senior notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, or if such holder cannot complete DTC's standard operating procedures for electronic tenders before expiration of the exchange offer, may tender their unregistered senior notes if:

•	the tender is made through an eligible institution;

•	before expiration of the exchange offer, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message in lieu of notice of guaranteed delivery:

•	setting forth the name and address of the holder and the registered number(s), the certificate number or numbers of the unregistered senior notes tendered and the principal amount of unregistered senior notes tendered;

•	stating that the tender offer is being made by guaranteed delivery; and

•	guaranteeing that, within three (3) business days after expiration of the exchange offer, the letter of transmittal, or facsimile of the letter of transmittal, together with the unregistered senior notes tendered and any other documents required by the letter of transmittal or, alternatively, a book-entry confirmation will be deposited by the eligible institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered unregistered senior notes in proper form for transfer and all other documents required by the letter of transmittal or, alternatively, a book-entry confirmation, within three (3) business days after expiration of the exchange offer.

      Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their unregistered senior notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

      Except as otherwise provided herein, tenders of unregistered senior notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on               , 2006, the expiration date of the exchange offer.

      For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile transmission or letter, of withdrawal at the address set forth below under “Exchange Agent”; or

•	for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

      Any notice of withdrawal must:

•	specify the name of the person who tendered the unregistered senior notes to be withdrawn;

•	identify the unregistered senior notes to be withdrawn, including the certificate number or numbers and principal amount of the unregistered senior notes to be withdrawn;

•	be signed by the person who tendered the unregistered senior notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

•	specify the name in which the unregistered senior notes are to be re-registered, if different from that of the withdrawing holder.

      If unregistered senior notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn unregistered senior notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices, and our determination shall be final and binding on all parties. Any unregistered senior notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange senior notes will be issued with respect thereto unless the unregistered senior notes so withdrawn are validly re-tendered. Any unregistered senior notes which have been tendered but which are not accepted for exchange will be returned to the holder without cost to such holder as soon as practicable after withdrawal. Properly withdrawn unregistered senior notes may be re-tendered by following the procedures described above under “Procedures for Tendering” at any time prior to the expiration date.

Consequences of Failure to Exchange

      If you do not tender your unregistered senior notes to be exchanged in this exchange offer, they will remain “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act.

      Accordingly, they:

•	may be resold only if (i) registered pursuant to the Securities Act, (ii) an exemption from registration is available or (iii) neither registration nor an exemption is required by law; and

•	shall continue to bear a legend restricting transfer in the absence of registration or an exemption therefrom.

      As a result of the restrictions on transfer and the availability of the exchange senior notes, the unregistered senior notes are likely to be much less liquid than before the exchange offer.

Exchange Agent

      The Bank of New York has been appointed as the exchange agent for the exchange of the unregistered senior notes. Questions and requests for assistance relating to the exchange of the unregistered senior notes should be directed to the exchange agent addressed as follows:

By Facsimile:	By Registered or Certified Mail:	By Hand/Overnight Delivery:
(212) 298-1915 Confirm by Telephone: (212) 815-5098	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, New York 10286 Attn: Mr. Randolph Holder	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, New York 10286 Attn: Mr. Randolph Holder

Fees and Expenses

      We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph or telephone.

      We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its related reasonable out-of-pocket expenses and accounting and legal fees. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the unregistered senior notes and in handling or forwarding tenders for exchange.

      We will pay all transfer taxes, if any, applicable to the exchange of unregistered senior notes pursuant to the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing exchange senior notes or unregistered senior notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of unregistered senior notes tendered;

•	tendered unregistered senior notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of unregistered senior notes under the exchange offer.

      If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

DESCRIPTION OF THE EXCHANGE SENIOR NOTES

      The senior notes will be issued under an indenture dated as of June 27, 2001 as supplemented by a first supplemental indenture, dated as of June 27, 2001, each among Quest Diagnostics, as issuer, the Initial Subsidiary Guarantors, as guarantors, and The Bank of New York, as trustee, as further supplemented by a second supplemental indenture, dated as of November 26, 2001, among Quest Diagnostics, the Subsidiary Guarantors and The Bank of New York, as further supplemented by a third supplemental indenture, dated as of April 4, 2002, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York, as further supplemented by a fourth supplemental indenture, dated as of March 19, 2003, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York, as further supplemented by a fifth supplemental indenture, dated as of April 16, 2004, among Quest Diagnostics, the additional Subsidiary Guarantor and The Bank of New York as further supplemented by a sixth supplemental indenture dated October 31, 2005 among Quest Diagnostics, the Subsidiary Guarantors and The Bank of New York and as further supplemented by a seventh supplemental indenture, dated as of November 21, 2005, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York (collectively, the “Indenture”). On June 7, 2001, we completed a $550 million senior notes offering under the Indenture. The terms of the senior notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. A copy of the Indenture is available for inspection at the office of the trustee.

      Whenever we refer in this “Description of the Exchange Senior Notes” to terms defined in the Indenture below, such defined terms are incorporated herein by reference. As used in this “Description of the Exchange Senior Notes,” the terms “we,” “our,” “us” and “Quest Diagnostics” do not include any current or future subsidiary of Quest Diagnostics Incorporated, unless the context indicates otherwise.

General

      The senior notes due 2010 will be initially limited to $400,000,000 aggregate principal amount and will mature and become due and payable, together with any accrued and unpaid interest thereon, on November 1, 2010. The senior notes due 2015 will be initially limited to $500,000,000 aggregate principal amount and will mature and become due and payable, together with any accrued and unpaid interest thereon, on November 1, 2015.

      We may, from time to time, without the consent of the holders of the senior notes, issue additional senior notes of either series having the same ranking and the same interest rate, maturity and other terms as the senior notes of the applicable series. Any additional senior notes and the senior notes of such series will constitute a single series under the Indenture. This type of offering is often referred to as a “re-opening.”

      Senior notes of either series will bear interest at the annual rate noted on the cover page of this prospectus. Interest will be payable semiannually on May 1 and November 1 of each year, beginning May 1, 2006. Interest on the senior notes will be paid to holders of record on the April 15 or October 15 immediately before the applicable interest payment date.

      The senior notes do not provide for any sinking fund.

Guarantees

      Each Subsidiary Guarantor will fully and unconditionally guarantee, on a joint and several basis, the payment of the principal of, and any premium and interest on the senior notes. The guarantees of the senior notes will be endorsed on the senior notes. In addition, each future domestic Subsidiary of ours or any Subsidiary Guarantor which has been released and discharged from its obligations under the guarantee of the senior notes will be required to guarantee our obligations under the senior notes, if such Subsidiary:

•	guarantees any Indebtedness of ours when the amount of such Indebtedness, together with any other outstanding Indebtedness of ours guaranteed by our Subsidiaries that are not Subsidiary Guarantors, exceeds $50 million in the aggregate at any time; or

•	incurs Indebtedness, unless such Indebtedness is permitted under the “—Limitation on Subsidiary Indebtedness and Preferred Stock” covenant described below.

      The Indenture provides that the obligations of each Subsidiary Guarantor under its guarantee will be limited so as to not constitute a fraudulent conveyance under any United States federal or state laws. Application of this clause could limit the amount which holders of senior notes may be entitled to collect under the guarantees. Holders, by their acceptance of the senior notes, will have agreed to such limitations. See “Risk Factors—Federal and state laws permit a court to void a guarantee issued by any of our subsidiaries if the court finds the guarantee to constitute a fraudulent conveyance.”

      The guarantees of the Subsidiary Guarantors with respect to the senior notes will remain in effect with respect to each Subsidiary Guarantor until the entire amount of principal of, premium, and interest on the senior notes shall have been paid in full or otherwise discharged in accordance with the provisions of the Indenture; provided, however, that if (a) a Subsidiary Guarantor does not guarantee Indebtedness of ours the amount of which, when added together with any other outstanding Indebtedness of ours guaranteed by our Subsidiaries that are not Subsidiary Guarantors, would exceed $50 million in the aggregate, excluding the senior notes, and all outstanding Indebtedness of such Subsidiary Guarantor would have been permitted to be incurred under the “—Limitation on Subsidiary Indebtedness and Preferred Stock” covenant described below measured at the time of the release and discharge as described in this paragraph, (b) the senior notes are defeased and discharged as described under “Defeasance” or (c) all or substantially all of the assets of such Subsidiary Guarantor or all of the capital stock of such Subsidiary Guarantor is sold (including by issuance, merger, consolidation or otherwise) by us or any of our Subsidiaries, then in each case of (a), (b) or (c) above, such Subsidiary Guarantor or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets or capital stock of such Subsidiary Guarantor) shall be released and discharged from its obligations under its guarantee of the senior notes.

Seniority; Ranking

      The senior notes will be senior unsecured obligations of ours and will rank equally with other existing and future senior unsecured obligations of ours. Each guarantee will be a senior unsecured obligation of the Subsidiary Guarantor issuing such guarantee and will rank equally with other existing and future senior unsecured obligations of such Subsidiary Guarantor. As of September 30, 2005, after giving effect to the offering of unregistered senior notes, the LabOne acquisition and the refinancing of substantially all of LabOne's debt, we and the Subsidiary Guarantors would have had total debt outstanding of $1.76 billion.

      The senior notes and the guarantees will be effectively subordinated to any secured obligations of ours or the Subsidiary Guarantors, as the case may be, to the extent of the value of the assets securing such obligations. The Indenture does not limit the amount of indebtedness that we can incur, but does limit the amount of secured indebtedness pursuant to the covenant described under the heading “—Limitation on Liens.” This covenant is subject to important exceptions described under such heading. As of September 30, 2005, after giving effect to the offering of unregistered senior notes, the LabOne acquisition and the refinancing of substantially all of LabOne's debt, we and the Subsidiary Guarantors would have had secured debt outstanding of $237 million.

      We conduct our operations through subsidiaries, which generate a substantial portion of our operating income and cash flow. As a result, distributions or advances from subsidiaries of ours are a major source of funds necessary to meet our debt service and other obligations. Contractual provisions, laws or regulations, as well as any subsidiary's financial condition and operating requirements, may limit our ability to obtain cash required to pay our debt service obligations, including payments on the senior notes.

      The senior notes will be structurally subordinated to all existing and future obligations of our subsidiaries unless such subsidiaries are Subsidiary Guarantors, including claims with respect to trade payables. In addition, the guarantees of our Subsidiary Guarantors will be structurally subordinated to all existing and future obligations of the Subsidiary Guarantor's subsidiaries (unless such subsidiaries are also Subsidiary Guarantors), including claims with respect to trade payables. This means that holders of the senior notes as guaranteed by the Subsidiary Guarantors will have a junior position to the claims of creditors of the direct and indirect subsidiaries of ours which are not Subsidiary Guarantors on the assets and earnings of such subsidiaries. The non-guarantor subsidiaries of ours are limited in the amount of Indebtedness they are permitted to incur pursuant to the covenant described under “—Limitation of Subsidiary Indebtedness and Preferred Stock.” This covenant is subject to important exceptions described under such heading. In addition, the guarantees of the Subsidiary Guarantors may be released in certain circumstances, which are described under the heading “—Guarantees.” As of September 30, 2005, after giving effect to the offering of unregistered senior notes, the LabOne acquisition and the refinancing of substantially all of LabOne's debt, our non-guarantor subsidiaries would have had outstanding $230 million of debt (including the current portion thereof) all of which was comprised of the Existing Receivables Credit Facility. For a more detailed description of our Existing Receivables Credit Facility, see “Description of Other Indebtedness—Secured Receivables Credit Facility.”

Optional Redemption

      At any time and from time to time, the senior notes of each series will be redeemable, as a whole or in part, at our option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the senior notes of the applicable series, at a redemption price equal to the greater of:

•	100% of principal amount of the senior notes to be redeemed, and

•	the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted, on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined below) plus:
15 basis points for the 5.125% senior notes due 2010, or
20 basis points for the 5.45% senior notes due 2015,

plus accrued interest to the date of redemption which has not been paid.

      On and after the redemption date for the senior notes of either series, interest will cease to accrue on the senior notes of that series or any portion thereof called for redemption, unless we default in the payment of the redemption price and accrued interest. On or before the redemption date for the senior notes of that series, we shall deposit with a paying agent, or the trustee, funds sufficient to pay the redemption price of and accrued interest on such senior notes to be redeemed on such date. If less than all of the senior notes of a series are to be redeemed, the senior notes of that series to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

      “Remaining Scheduled Payments” means, with respect to the senior notes of either of the series to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to the senior notes, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

      “Treasury Rate” means, with respect to any redemption date for the senior notes of either series:

•	the yield, which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the senior notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or

•	if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

      The Treasury Rate will be calculated on the third business day preceding the redemption date.

      “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the senior notes due 2010 or the senior notes due 2015, as the case may be, to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the senior notes.

      “Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by Quest Diagnostics.

      “Comparable Treasury Price” means, with respect to any redemption date for the senior notes:

•	the average of four Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or

•	if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the trustee.

      “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

      “Reference Treasury Dealer” means a primary U.S. Government securities dealer, which we refer to as “Primary Treasury Dealer,” selected by Quest Diagnostics.

Sinking Fund

      The senior notes will not be entitled to the benefit of any sinking fund.

Limitation on Liens

      Other than as provided under “—Exempted Liens and Sale and Leaseback Transactions,” we will not, and will not permit any Restricted Subsidiary to, create or assume any Indebtedness secured by any Lien on any Principal Property or shares of stock or Indebtedness of any Restricted Subsidiary, unless: (1) in the case of Quest Diagnostics, the senior notes are secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien, or (2) in the case of any Subsidiary Guarantor, such Subsidiary Guarantor's guarantee of the senior notes is secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien. The restrictions do not apply to Indebtedness that is secured by:

•	Liens existing on the date of the issuance of the senior notes;

•	Liens securing only the senior notes;

•	Liens in favor of only Quest Diagnostics or any Restricted Subsidiary;

•	Liens on property or shares of stock or indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with, or its assets are acquired by, Quest Diagnostics Incorporated or any Restricted Subsidiary (provided that such Lien was not incurred in anticipation of such transaction and was in existence prior to such transaction) so long as such Lien does not extend to any other property and the Indebtedness so secured is not increased;

•	Liens on property existing immediately prior to the acquisition thereof (provided that such Lien was not incurred in anticipation of such transaction and was in existence prior to such transaction) so long as such Lien does not extend to any other property and the Indebtedness so secured is not increased;

•	Liens to secure Indebtedness incurred for the purpose of financing all or any part of a property's purchase price or cost of construction or additions, repairs, alterations, or other improvements; provided that (1) the principal amount of any Indebtedness secured by such Lien does not exceed 100% of such property's purchase price or cost, (2) such Lien does not extend to or cover any other property other than the property so purchased, constructed or on which such additions, repairs, alterations or other improvements were so made, and (3) such Lien is incurred prior to or within 270 days after the acquisition of such property or the completion of construction or such additions, repairs, alterations or other improvements and the full operation of such property thereafter;

•	Liens in favor of the United States or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute;

•	Liens for taxes or assessments or other governmental charges or levies which are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles;

•	title exceptions, easements and other similar Liens that are not consensual and that do not materially impair the use of the property subject thereto;

•	Liens to secure obligations under workmen's compensation laws, unemployment compensation, old-age pensions and other social security benefits or similar legislation, including Liens with respect to judgments which are not currently dischargeable;

•	Liens arising out of legal proceedings, including Liens arising out of judgments or awards;

•	warehousemen's, materialmen's and other similar Liens for sums being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles;

•	Liens incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds or other obligations of a like nature incurred in the ordinary course of business; or

•	Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing bullets or liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as such Lien does not extend to any other property and the Indebtedness so secured does not exceed the fair market value (as determined by our board of directors) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be.

Limitation on Sale and Leaseback Transactions

      Other than as provided under “—Exempted Liens and Sale and Leaseback Transactions,” we will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

•	the Sale and Leaseback Transaction is solely with us or a Subsidiary Guarantor; or

•	the lease is for a period not in excess of five years, including renewal rights; or

•	we or the Restricted Subsidiary, prior to or within 270 days after the sale of such Principal Property in connection with the Sale and Leaseback Transaction is completed, apply the net cash proceeds of the sale of the Principal Property leased to:

(1) the retirement of the senior notes or debt ranking equally with the senior notes of Quest Diagnostics or any Restricted Subsidiary, or

(2) the acquisition of different property, facilities or equipment or the expansion of Quest Diagnostics' existing business, including the acquisition of other businesses.

Exempted Liens and Sale and Leaseback Transactions

      Notwithstanding the restrictions described under the headings “—Limitation on Liens” or “—Limitation on Sale and Leaseback Transactions,” we or any Restricted Subsidiary may create or assume any Liens or enter into any Sale and Leaseback Transactions not otherwise permitted as described above, if the sum of the following does not exceed 5% of Consolidated Total Assets:

•	the outstanding Indebtedness secured by such Liens (not including any Liens permitted under “—Limitation on Liens” which amount does not include any Liens permitted under the provisions of this “—Exempted Liens and Sale and Leaseback Transactions”); plus

•	all Attributable Debt in respect of such Sale and Leaseback Transaction entered into (not including any Sale and Leaseback Transactions permitted under “—Limitation on Sale and Leaseback Transactions” which amount does not include any Sale and Leaseback Transactions permitted under the provisions of this “—Exempted Liens and Sale and Leaseback Transactions”), measured, in each case, at the time such Lien is incurred or any such Sale and Leaseback Transaction is entered into by Quest Diagnostics or the Restricted Subsidiary.

Limitation on Subsidiary Indebtedness and Preferred Stock

      None of the Subsidiaries of Quest Diagnostics other than the Subsidiary Guarantors may, directly or indirectly, create, incur, issue, assume or extend the maturity of any Indebtedness (including Acquired Indebtedness) or Preferred Stock except for the following, provided that, for purposes of this covenant, any Acquired Indebtedness shall not be deemed to have been incurred until 270 days from the date (1) the Person obligated on such Acquired Indebtedness becomes a Subsidiary of Quest Diagnostics or (2) the acquisition of assets, in connection with which such Acquired Indebtedness was assumed, is consummated:

•	Indebtedness outstanding on the date of the Indenture;

•	Indebtedness representing the assumption by one Subsidiary of Indebtedness of another Subsidiary;

•	Indebtedness outstanding under any Receivables Credit Facility;

•	Indebtedness secured by a Lien incurred for the purpose of financing all or any part of a property's purchase price or cost of construction or additions, repairs, alterations or other improvements, provided that such Indebtedness and Lien is incurred prior to or within 270 days after the acquisition of such property or the completion of construction or such additions, repairs, alterations or other improvements and the full operation of such property thereafter;

•	Indebtedness of any Subsidiary of Quest Diagnostics, the proceeds of which are used to renew, extend, refinance or refund outstanding Indebtedness of such Subsidiary; provided that such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced or refunded; provided further that such Indebtedness shall be permitted hereunder only to the extent that the aggregate principal amount of such Indebtedness (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom) does not exceed the aggregate principal amount then outstanding under the Indebtedness being renewed, extended, refinanced or refunded (or if the Indebtedness being renewed, extended, refinanced or refunded, was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with generally accepted accounting principles) plus the lesser of (A) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (B) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of such Subsidiary incurred in connection with such refinancing;

•	Indebtedness of a Subsidiary of Quest Diagnostics to Quest Diagnostics or to another Subsidiary of Quest Diagnostics;

•	any Indebtedness resulting from a Sale and Leaseback Transaction which is permitted by the “—Limitation on Sale and Leaseback Transactions” covenant (but not including any Sale and Leaseback Transaction which is permitted by the “—Exempted Liens and Sale and Leaseback Transactions” provisions relating thereto);

•	any Permitted Acquired Indebtedness;

•	Preferred Stock to the extent that the aggregate liquidation preference of Preferred Stock, outstanding at any one time, does not exceed 5% of Consolidated Total Assets; or

•	any Indebtedness, including any Acquired Indebtedness that is not Permitted Acquired Indebtedness, the outstanding aggregate principal amount of which does not at any one time exceed the greater of (1) 10% of Consolidated Total Assets or (2) $200 million, measured in each case at the time such Indebtedness is incurred.

Merger, Consolidation or Sale of Assets

      We may merge or consolidate with another Person and may sell, transfer or lease all or substantially all of our assets to another Person if all the following conditions are met:

•	The merger, consolidation or sale of assets must not cause an event of default. See “—Events of Default.” An event of default for this purpose would also include any event that would be an event of default if the notice or time requirements were disregarded;

•	If Quest Diagnostics is not the surviving entity, the Person we would merge or consolidate with, or sell all or substantially all of our assets to, must be organized under the laws of the United States or any state thereof;

•	If Quest Diagnostics is not the surviving entity, the Person we would merge or consolidate with, or sell all or substantially all of our assets to, must expressly assume by supplemental indenture all of our obligations under the senior notes and the Indenture; and

•	Quest Diagnostics must deliver specified certificates and documents to the trustee.

Events of Default

      The term “Event of Default” in respect of the senior notes means any of the following:

•	Quest Diagnostics or any Subsidiary Guarantor does not pay the principal of or any premium on the senior notes of that series on its due date;

•	Quest Diagnostics or any Subsidiary Guarantor does not pay interest on the senior notes of that series within 30 days of its due date whether at maturity, upon redemption or upon acceleration;

•	Quest Diagnostics or any Subsidiary Guarantor remains in breach of a covenant in respect of the senior notes of that series for 60 days after it receives a written notice of default stating it is in breach and requiring that it remedy the breach. The notice must be sent by either the trustee or holders of 25% of the aggregate principal amount of the senior notes of that series;

•	An event of default under any indenture or instrument evidencing or under which Quest Diagnostics or any Subsidiary Guarantor then has outstanding any Indebtedness shall occur and be continuing and either:

(1) such event of default results from the failure to pay the principal of such Indebtedness in excess of $100 million at final maturity of such Indebtedness, individually or in the aggregate; or

(2) as a result of such event of default the maturity of such Indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable and the principal amount of such Indebtedness, together with the principal of any other Indebtedness of Quest Diagnostics or such Subsidiary Guarantor in default, or the maturity of which has been accelerated, aggregates at least $100 million, individually or in the aggregate;

•	Any Subsidiary Guarantor repudiates its obligations under its guarantee of the senior notes or, other than by reason of the termination of the Indenture or the release of any such guarantee in accordance with the Indenture, any such guarantee ceases to be in full force and effect or is declared null and void and such condition shall have continued for a period of 30 days after written notice of such failure requiring Quest Diagnostics or the Subsidiary Guarantor to remedy the same shall have been given to Quest Diagnostics by the trustee or to Quest Diagnostics and the trustee by the holders of 25% in aggregate principal amount of the senior notes then outstanding; or

•	Quest Diagnostics or any Subsidiary Guarantor files for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

      The trustee may withhold notice to the holders of senior notes of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

      If an event of default with respect to the senior notes of either series has occurred and has not been cured, the trustee or the holders of 25% in aggregate principal amount of the senior notes of that series may declare the entire principal amount (and premium, if any) of, and all the accrued interest on the senior notes of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default with respect to the senior notes of either series occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of the senior notes of that series will be automatically accelerated, without any action by the trustee or any holder. Holders of a majority in principal amount of the senior notes of either series may also waive certain past defaults under the Indenture on behalf of all of the holders of the senior notes of that series. A declaration of acceleration of maturity with respect to the senior notes of either series may be canceled, under specified circumstances, by the holders of at least a majority in principal amount of the senior notes of that series.

      Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the Indenture at the request of any of the holders unless the holders offer the trustee protection reasonably satisfactory to it from expenses and liability called an “indemnity.” If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the senior notes of either series may, with respect to the senior notes of that series, direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or event of default.

      Before you are allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the senior notes of either series, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured;

•	The holders of at least 25% in principal amount of the outstanding senior notes of that series must make a written request that the trustee take action because of the default and must offer the trustee indemnity reasonably satisfactory to it against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	Holders of a majority in principal amount of the senior notes of that series must not have given the trustee a direction inconsistent with the above notice.

      However, you are entitled at any time to bring a lawsuit for the payment of money due on your senior notes on or after the due date.

Defeasance

      Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves and our Subsidiary Guarantors from any payment or other obligations on the senior notes, called “full defeasance,” if we put in place the following other arrangements for you to be repaid:

•	We must deposit in trust for your benefit and the benefit of all other registered holders of the senior notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the senior notes on their various due dates including, possibly, their earliest redemption date.

•	Under current federal tax law, the deposit and our legal release from the senior notes would likely be treated as though you surrendered your senior notes in exchange for your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the senior notes you surrendered. In order for us to effect a full defeasance, we must deliver to the trustee a legal opinion confirming that you will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and that you will not be taxed on the senior notes any differently than if the defeasance had not occurred.

      If we accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the senior notes. You could not look to us or our Subsidiary Guarantors for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

      Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released and cause our Subsidiary Guarantors to be released from the restrictive covenants in the senior notes, if any. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the senior notes. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for your benefit and the benefit of all other registered holders of the senior notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the senior notes on their various due dates.

•	We must deliver to the trustee a legal opinion confirming that under current United States federal income tax law you will not recognize income, gain or loss for United Sates federal income tax purposes as a result of the covenant defeasance and that you will not be taxed on the senior notes any differently than if the covenant defeasance had not occurred.

      If we accomplish covenant defeasance, the following provisions of the Indenture and the senior notes would no longer apply unless otherwise specified:

•	any promises of our Subsidiary Guarantors relating to their guarantees, the conduct of their business and any other covenants applicable to the series of senior notes;

•	our promises regarding conduct of our business and other matters and any other covenants applicable to the series of senior notes; and

•	the definition of an event of default as a breach of such covenants.

      If we accomplish covenant defeasance, you can still look to us and our Subsidiary Guarantors for repayment of the senior notes if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the senior notes become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.

      In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us and our Subsidiary Guarantors from making payments of principal, premium, and interest, if any, on the senior notes of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.

Notices

      With respect to the senior notes, we and the trustee will send notices regarding the senior notes only to registered holders, using their addresses as listed in the list of registered holders.

Book Entry, Delivery and Form

      The senior notes of each series will be issued in one or more fully registered global securities (the “Global Securities”) which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depository”) and registered in the name of Cede & Co., the Depository's nominee. Quest Diagnostics will not issue senior notes in certificated form. Beneficial interests in the Global Securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depository. Investors may elect to hold interests in the Global Securities through the Depository. Beneficial interests in the Global Securities will be held in denominations of $1,000 and integral multiples of $1,000. The Global Securities may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

Modification or Waiver

      There are three types of changes we can make to the Indenture and the senior notes.

      Changes Requiring Your Approval. First, there are changes that cannot be made to your senior notes without your specific approval. Following is a list of those types of changes:

•	changing the stated maturity of the principal of or interest on the senior notes;

•	reducing any amounts due on the senior notes or payable upon acceleration of the maturity of the security following a default;

•	adversely affecting any right of repayment at the holder's option;

•	changing the place (except as otherwise described in this prospectus) or currency of payment on the senior notes;

•	impairing your right to sue for payment or to convert or exchange senior notes;

•	modifying the senior notes to subordinate the senior notes to other indebtedness;

•	reducing the percentage of holders of senior notes whose consent is needed to modify or amend the Indenture;

•	reducing the percentage of holders of senior notes whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults;

•	reducing the requirements for quorum or voting with respect to the senior notes;

•	modifying any other aspect of the provisions of the Indenture dealing with modification and waiver except to increase the voting requirements; and

•	change in any of our obligations to pay additional amounts to holders with respect to taxes imposed on such holders in certain circumstances.

      Changes Requiring a Majority Vote. The second type of change to the Indenture and the outstanding senior notes is the kind that requires a vote in favor by holders of outstanding senior notes owning a majority of the principal amount of senior notes. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the outstanding senior notes in any material respect. The same vote would be required for us and our Subsidiary Guarantors to obtain a waiver of all or part of certain covenants in the Indenture, or a waiver of a past default. However, we and our Subsidiary Guarantors cannot obtain a waiver of a payment default or any other aspect of the Indenture or the outstanding senior notes listed in the first category described previously under “—Changes Requiring Your Approval” unless we and our Subsidiary Guarantors obtain your individual consent to the waiver.

      Changes Not Requiring Approval. The third type of change does not require any vote by holders of outstanding senior notes. This type is limited to clarifications, curing ambiguities, defects or inconsistencies and certain other changes that would not adversely affect holders of the outstanding senior notes in any material respect. Qualifying or maintaining the qualification of the Indenture under the Trust Indenture Act does not require any vote by holders of senior notes.

Satisfaction and Discharge

      The Indenture will cease to be of further effect, and we and our Subsidiary Guarantors will be deemed to have satisfied and discharged the Indenture with respect to the senior notes, when the following conditions have been satisfied:

•	all senior notes not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;

•	we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the senior notes that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for senior notes that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for senior notes that have not become due and payable);

•	we have paid or caused to be paid all other sums payable under the Indenture; and

•	we have delivered to the trustee an officer's certificate and opinion of counsel, each stating that all these conditions have been complied with.

      We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

The Trustee

      The trustee will be The Bank of New York. The Bank of New York also will be the initial paying agent and registrar for the senior notes. The Bank of New York is also the trustee and note registrar for our 6 3⁄4% senior notes due 2006 and our 7 1⁄2% senior notes due 2011.

      The Indenture provides that, except during the continuance of an event of default under the Indenture, the trustee under the Indenture will perform only such duties as are specifically set forth in the Indenture. Under the Indenture, the holders of a majority in outstanding principal amount of the senior notes will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the Indenture, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the Indenture will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

      The Indenture and provisions of the Trust Indenture Act incorporated by reference in the Indenture contain limitations on the rights of the trustee under such Indenture, should it become a creditor of our company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the Indenture is permitted to engage in other transactions. However, if the trustee under the Indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

      The trustee may resign or be removed and a successor trustee may be appointed.

Governing Law

      The Indenture and the senior notes will be governed by, and construed in accordance with, the laws of the State of New York without application of principles of conflicts of law thereunder.

Definitions

      The following definitions are applicable to this Description of the Exchange Senior Notes:

      “Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets by such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

      “Attributable Debt” means, with respect to a Sale and Leaseback Transaction, an amount equal to the lesser of: (1) the fair market value of the property (as determined in good faith by our board of directors); and (2) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments specified in the Indenture.

      “Capitalized Lease” means any obligation of a Person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with generally accepted accounting principles.

      “Consolidated Total Assets” means, with respect to any Person as of any date, the amount of total assets as shown on the consolidated balance sheet of such Person for the most recent fiscal quarter for which financial statements have been filed with the Securities and Exchange Commission, prepared in accordance with accounting principles generally accepted in the United States.

      “Existing Receivables Credit Facility” means the receivables-backed financing transaction pursuant to (1) the Second Amended and Restated Receivables Sales Agreement, dated as of April 20, 2004 between Quest Diagnostics and each of its direct and indirect wholly owned

Subsidiaries that is a seller thereunder, and Quest Diagnostics Receivables Inc., as the buyer, (2) the Third Amended and Restated Credit and Security Agreement, dated as of April 20, 2004 among Quest Diagnostics Receivables Inc., as borrower, Quest Diagnostics, as initial servicer, each of the lenders from time to time party thereto, and Wachovia Bank, N.A., as administrative agent, and (3) the various related ancillary documents.

      “Indebtedness” of any Person means, without duplication (1) any obligation of such Person for money borrowed, (2) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) any reimbursement obligation of such Person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, and (4) any obligation of such Person under Capitalized Leases; provided, however, that “Indebtedness” of such Person shall not include any obligation of such Person to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary.

      “Initial Subsidiary Guarantors” means each of American Medical Laboratories Incorporated, AML Inc., Quest Diagnostics Holdings Incorporated, Quest Diagnostics Clinical Laboratories, Inc., Quest Diagnostics Incorporated (CA), Quest Diagnostics Incorporated (MD), Quest Diagnostics LLC (IL), Quest Diagnostics Incorporated (MI), Quest Diagnostics LLC (CT), Quest Diagnostics Incorporated (NV), Quest Diagnostics LLC (MA), Quest Diagnostics Nichols Institute, Inc., Quest Diagnostics of Pennsylvania Inc., MetWest, Inc., Nichols Institute Diagnostics, DPD Holdings, Inc., Diagnostic Reference Services, Inc., Pathology Building Partnership, Quest Diagnostics Investments Incorporated, Quest Diagnostics Finance Incorporated, Unilab Corporation, and Unilab Acquisition Corporation.

      “Lien” means any pledge, mortgage, lien, encumbrance or other security interest.

      “Officer's Certificate” means a certificate signed by any Officer of Quest Diagnostics or any Subsidiary Guarantor, as the case may be, in his or her capacity as such Officer and delivered to the trustee.

      “Permitted Acquired Indebtedness” means any Acquired Indebtedness that remains outstanding following the expiration of a good faith offer by Quest Diagnostics or the Subsidiary of Quest Diagnostics obligated under such Acquired Indebtedness to acquire such Acquired Indebtedness, including, without limitation, an offer to exchange such Acquired Indebtedness for debt securities of Quest Diagnostics, on terms, which in the opinion of an independent investment banking firm of national reputation and standing, are consistent with market practices in existence at the time for offers of a similar nature; provided that the initial expiration date of any such offer shall be not later than the expiration of the 270-day period referred to in the first paragraph of the “Limitation on Subsidiary Indebtedness and Preferred Stock” covenant; provided further that the amount of Acquired Indebtedness that shall constitute “Permitted Acquired Indebtedness” shall only be equal to the amount of Acquired Indebtedness that Quest Diagnostics or such Subsidiary has made an offer to acquire in accordance with the foregoing.

      “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other similar entity.

      “Preferred Stock” means, with respect to any Person, any and all shares of preferred stock (however designated) issued by such Person, that is entitled to preference or priority over one or more series or classes of capital stock issued by such Person upon any distribution of such Person's property and assets, whether by dividend or on liquidation, whether now outstanding, or issued after the date that the senior notes are issued.

      “Principal Property” means any real property and any related buildings, fixtures or other improvements located in the United States owned by Quest Diagnostics or its Subsidiaries (1) on or in which one of its 30 largest domestic clinical laboratories conducts operations, as determined by net revenues for the four most recent fiscal quarters for which financial statements have been filed with the Securities and Exchange Commission, or (2) the net book value of which at the time of the determination exceeds 1% of the Consolidated Total Assets of Quest Diagnostics. As of the date of this prospectus, Quest Diagnostics and its Subsidiaries owned 13 of the 30 largest domestic clinical laboratories operated by Quest Diagnostics and its Subsidiaries. These 13 owned domestic clinical laboratories are “Principal Properties” under the above definition.

      “Receivables Credit Facility” means any receivables-backed financing transaction including the Existing Receivables Credit Facility, in each case as such transaction may be amended or otherwise modified from time to time or refinanced or replaced with respect to all or any portion of the indebtedness under such transaction.

      “Restricted Subsidiary” means any Subsidiary of Quest Diagnostics that owns a Principal Property.

      “Sale and Leaseback Transaction” means any arrangement with any person providing for the leasing by Quest Diagnostics or any Restricted Subsidiary of any Principal Property that has been or is to be sold or transferred by Quest Diagnostics or any Restricted Subsidiary to such person, as the case may be.

      “Subsidiary” of any Person means (1) a corporation, a majority of the outstanding voting stock of which is, at the time, directly or indirectly, owned by such Person by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof or (2) any other Person (other than a corporation), including, without limitation, a partnership or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

      “Subsidiary Guarantors” means, at any time, (1) each Initial Subsidiary Guarantor and (2) each existing and future domestic Subsidiary of Quest Diagnostics which is required to guarantee the obligations of Quest Diagnostics under the senior notes, provided that, in each case, such Initial Subsidiary Guarantor or such other domestic Subsidiary continues to guarantee the senior notes at such time.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following discussion is a summary of the material United States federal income tax consequences relevant to the exchange offer and the purchase, ownership and disposition of the senior notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury Regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the senior notes. This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, “United States Holders” (as defined below) whose functional currency is not the U.S. dollar, partnerships and other pass through entities, tax-exempt organizations and persons holding the senior notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with senior notes held as “capital assets” within the meaning of Section 1221 of the Code.

      As used in this prospectus, “United States Holder” means a beneficial owner of the senior notes that is for United States federal income tax purposes:

•	a citizen or resident alien individual of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income tax regardless of its source; or

•	a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

      A “non-United States Holder” is a beneficial owner of senior notes that is neither a United States Holder nor a partnership or other entity treated as a partnership for United States federal income tax purposes. If a holder of the senior notes is a partnership or other entity treated as a partnership for United States federal income tax purposes, the tax treatment of the partnership and each partner in such partnership generally will depend on the activities of the partnership and the status of the partner. Partnerships that hold senior notes, and partners in such partnerships, should consult their own tax advisors.

      Prospective investors should consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

United States Holders

Exchange of Unregistered Senior Notes in the Exchange Offer

      The exchange of the unregistered senior notes for exchange senior notes in the exchange offer will not constitute a taxable event to United States Holders for United States federal income tax purposes. Consequently, a United States Holder will not recognize gain or loss upon the exchange of an unregistered senior note for an exchange senior note, the United States Holder's adjusted tax basis in the exchange senior note will be the same as its adjusted tax basis in the corresponding unregistered senior note immediately before the exchange, and the United States Holder's holding period in the exchange senior note will include the holding period in the unregistered senior note exchanged therefore.

Interest

      Payments of stated interest on the senior notes generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such United States Holder's regular method of accounting for United States federal income tax purposes.

Market Discount

      If a United States Holder purchases a senior note at a greater than de minimis market discount and thereafter recognizes gain upon a disposition of the senior note, the gain will be treated as ordinary income to the extent of the market discount which accrued (on a straight line basis, or, if the United States Holder so elects, on a constant yield basis) while the senior note was held by such United States Holder. For this purpose, market discount means the amount by which the United States Holder's tax basis in the senior note immediately after its acquisition is exceeded by the sum of all amounts (other than stated interest) payable with respect to the senior note after the date of acquisition. Market discount is considered de minimis if it is less than 0.25 percent, multiplied by the number of remaining complete years to maturity, and multiplied by the sum of all amounts (other than interest) payable with respect to the senior note.

      A United States Holder may elect to currently include accrued market discount in gross income, which would correspondingly increase the United States Holder's tax basis in the senior notes, rather than upon disposition of the senior notes. This election once made applies to all market discount obligations acquired on or after the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. A United States Holder of senior notes acquired at a market discount generally will be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry such senior notes until the market discount is recognized upon a subsequent disposition of such senior notes. Such a deferral is not required, however, if the United States Holder elects to currently include accrued market discount in gross income.

Bond Premium

      A United States Holder that purchases a senior note for an amount in excess of its stated redemption price at maturity will be considered to have purchased the senior note at a premium. A United States Holder generally may elect to amortize any premium on a senior note by offsetting payments of stated interest on the senior note with the premium allocable to the accrual period or periods to which the stated interest relates. The offset occurs at the time the holder of the senior note includes the stated interest in its gross income in accordance with its regular method of tax accounting. The amount of premium allocable to each accrual period is determined using a constant yield method. In the case of instruments that provide for alternative payment schedules, the amount of premium is generally determined by assuming that the holder will exercise or not exercise options in a manner that maximizes the holder's yield and we will exercise or not exercise options in a manner that minimizes the holder's yield. Any election to amortize premium would apply to all debt securities (other than debt securities the interest on which is excludable from gross income) held or subsequently acquired by the United States Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS.

Sale or Other Taxable Disposition of the Senior Notes

      A United States Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a senior note in an amount equal to the difference between the amount realized upon the disposition (less any portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income to the extent not previously included in gross income) and the United States Holder's adjusted tax basis in the senior note. Such gain or loss generally will be a capital gain or loss (except as described above under “—Market

Discount”), and will be a long-term capital gain or loss if the United States Holder has held the senior note for more than one year. A United States Holder's adjusted tax basis in a senior note generally will be the cost of the senior note, reduced by any principal payments received by such holder on the senior note and by any bond premium in respect of the senior note which has been amortized (as discussed above), and increased by any market discount (discussed above) previously included in gross income in respect of the senior note. Long-term capital gains of individuals generally are eligible for reduced rates of United States federal income tax. The deductibility of capital losses is subject to limitations under the Code.

Backup Withholding

      A United States Holder may be subject to backup withholding tax, currently at a 28% rate, when such holder receives interest and principal payments on the senior notes, or upon the proceeds received from the sale or other disposition of such senior notes. Certain United States Holders (including, among others, corporations and certain tax-exempt organizations) generally are exempt from backup withholding. A non-exempt United States Holder will be subject to this backup withholding tax if such holder:

•	fails to furnish its taxpayer identification number (“TIN”), which, for an individual, ordinarily is his or her social security number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that the United States Holder has failed to properly report payments of interest or dividends; or

•	fails to certify, under penalties of perjury, that the United States Holder has furnished a correct TIN and that the IRS has not notified the United States Holder that it is subject to backup withholding.

      United States Holders should consult their personal tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and United States Holders may use amounts withheld as a refund or credit against their United States federal income tax liability so long as the requisite information is furnished to the IRS.

Non-United States Holders

Exchange of Unregistered Senior Notes in the Exchange Offer

      The exchange of unregistered senior notes for exchange senior notes pursuant to the exchange offer will not be treated as a taxable exchange of the unregistered senior notes for U.S. federal income tax purposes.

Interest Payments and Gains from Dispositions

      Interest paid to a non-United States Holder generally will not be subject to United States federal income tax, and United States federal withholding tax of 30% (or, if applicable, a lower treaty rate) will not apply, provided:

•	such holder does not directly or indirectly, actually or constructively, own 10% or more of our voting stock;

•	such holder is not a controlled foreign corporation that is related to us through stock ownership and is not a bank that received such senior notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	such interest is not effectively connected with a trade or business conducted by the non-United States Holder within the United States (or, if an income tax treaty applies, is not attributable to a United States “permanent establishment” maintained by the non-United States Holder); and

•	either (1) the non-United States Holder certifies to us or our paying agent, under penalties of perjury, that it is not a “United States person” within the meaning of the Code and provides its name and address, or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the senior notes on behalf of the non-United States Holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-United States Holder, has received from the non-United States Holder a statement, under penalties of perjury, that such non-United States Holder is not a “United States person” and provides us or our paying agent with a copy of this statement.

      The certification requirement described above may require a non-United States Holder that provides an IRS form, and that claims the benefit of an income tax treaty, to also provide its TIN. Prospective investors should consult their tax advisors regarding the certification requirements for non-United States Holders.

      A non-United States Holder generally will not be subject to United States federal income or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a senior note unless (1) such gain is effectively connected with a trade or business conducted by the non-United States Holder within the United States (and, if an income tax treaty applies, is attributable to a United States “permanent establishment” maintained by the non-United States Holder) or (2) such holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

      If interest on the senior notes or gain from a disposition of the senior notes is effectively connected with a non-United States Holder's conduct of a United States trade or business (and, if an income tax treaty applies, is attributable to a United States “permanent establishment” maintained by the non-United States Holder), the non-United States Holder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as United States Holders, except to the extent an applicable income tax treaty provides otherwise. For effectively-connected interest, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a senior note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty.

Backup Withholding and Information Reporting

      Backup withholding and information reporting generally will not apply to payments made by us or our paying agents, in their capacities as such, to a non-United States Holder of a senior note if the holder has provided the required certification that it is not a United States person as described above, provided that neither we nor our paying agent has actual knowledge that the holder is a United States person. Payments of the proceeds from a disposition by a non-United States Holder of a senior note made to or through a foreign office of a broker will likely not be subject to information reporting or backup withholding, except that information reporting will apply to those payments if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States federal income tax purposes:

•	a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business;

unless such broker has documentary evidence in its files of the holder's foreign status and has no knowledge to the contrary, or the owner otherwise establishes an exemption.

      Payment of the proceeds from a disposition by a non-United States Holder of a senior note made to or through the United States office of a broker will be subject to information reporting and backup withholding unless the holder or beneficial owner certifies that it is not a “United States person” or otherwise establishes an exemption from information reporting and backup withholding.

      Non-United States Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations. Any amounts withheld under the backup withholding rules from a payment to a non-United States Holder will be allowed as a refund or a credit against the holder's United States federal income tax liability, provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives exchange senior notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange senior notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange senior notes received in exchange for unregistered senior notes where such unregistered senior notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 90 days after the date of this prospectus, all dealers effecting transactions in the exchange senior notes may be required to deliver a prospectus.

      We will not receive any proceeds from any sale of exchange senior notes by broker-dealers. Exchange senior notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange senior notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange senior notes. Any broker-dealer that resells exchange senior notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange senior notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange senior notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

LEGAL MATTERS

      Certain legal matters in connection with the validity of the exchange senior notes will be passed upon for us by Shearman & Sterling LLP, New York, New York.

EXPERTS

      The financial statements of Quest Diagnostics Incorporated as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 and management's assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control over Financial Reporting) as of December 31, 2004 incorporated in this prospectus by reference to Quest Diagnostics Incorporated's annual report on Form 10-K for the year ended December 31, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements of LabOne, Inc. and subsidiaries as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy our reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      Our subsidiary guarantors do not file separate financial statements with the SEC and do not independently publish their financial statements. Instead, our subsidiary guarantors' financial condition, results of operations and cash flows are consolidated into our financial statements. Summarized financial information illustrating our subsidiary guarantors' financial condition, results of operations and cash flows, on a combined basis, is disclosed in the notes to our consolidated financial statements which are incorporated by reference into this prospectus, as noted below. The summarized financial information regarding LabOne and its subsidiaries, an acquisition which closed on November 1, 2005, have not been included in the notes to our previously filed financial statements. Rather, the financial statements for LabOne have been incorporated by reference into this prospectus, as noted below.

      The subsidiary guarantors of the notes offered hereby are the same subsidiary guarantors of our 6 3⁄4% senior notes due 2006 and our 7 1⁄2% senior notes due 2011 as disclosed in the notes to our consolidated financial statements.

      The SEC allows us to incorporate by reference into this document the information we filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information incorporated later.

      We incorporate by reference the documents listed below:

1.	Our current reports on Form 8-K, filed May 16, 2005, June 6, 2005, August 8, 2005, September 26, 2005, November 1, 2005, November 28, 2005 and January 17, 2006;
2.	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;
3.	Our annual report on Form 10-K for the fiscal year ended December 31, 2004.

      Our filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our Internet website is located at http://www.questdiagnostics.com. The contents of the website are not incorporated by reference into this prospectus. You also may request a copy of these filings, at no cost, by writing or telephoning our Investor Relations Department at the following address:

Quest Diagnostics Incorporated 1290 Wall Street West Lyndhurst, New Jersey 07071 Attention: Investor Relations (201) 393-5000

      Any request for documents should be made by               , 2006 to ensure timely delivery of the documents prior to the expiration of the exchange offer.

      We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 prior to the termination of the offering made hereby.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus and information incorporated by reference into this prospectus, is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operation and prospects may have changed since that date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Limitation on Liability of Directors

      Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (the “DGCL”), Paragraph 11 of our certificate of incorporation (the “Certificate”) eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty, including, without limitation, directors serving on committees of our board of directors. Directors remain liable for (1) any breach of the duty of loyalty to us or our stockholders, (2) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (3) any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances, and (4) any transaction from which directors derive an improper personal benefit.

Indemnification and Insurance

      In accordance with Section 145 of the DGCL, which provides for the indemnification of directors, officers and employees under certain circumstances, Paragraph 11 of the Certificate grants our directors and officers a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative proceedings to which they are a party (1) by reason of the fact that they are or were our directors or officers or (2) by reason of the fact that, while they are or were our directors or officers, they are or were serving at our request as directors or officers of another corporation, partnership, joint venture, trust or enterprise.

      Paragraph 11 of the Certificate further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to us by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified under Paragraph 11. We may not indemnify or make advance payments to any person in connection with proceedings initiated against us by such person without the authorization of our board of directors.

      In addition, Paragraph 11 of the Certificate provides that directors and officers therein described shall be indemnified to the fullest extent permitted by Section 145 of the DGCL, or any successor provisions or amendments thereunder.

      In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Paragraph 11 of the Certificate allows such broader indemnification rights to apply retroactively with respect to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be our director or officer and to inure to the benefit of the indemnitee's heirs, executors and administrators.

      Paragraph 11 of the Certificate further provides that the right to indemnification is not exclusive of any other right that any indemnitee may have or thereafter acquire under any statute, the Certificate, any agreement or vote of stockholders or disinterested directors or otherwise, and allows us to indemnify and advance expenses to any person whom the corporation has the power to indemnify under the DGCL or otherwise.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      The Certificate authorizes us to purchase insurance for our directors and officers and persons who serve at our request as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or enterprise against any expense, liability or loss incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the DGCL. We intend to maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of directors and officers.

Item 21. Exhibits

      (a) Exhibits

      See the index to exhibits that appears immediately following the signature pages to this registration statement.

      (b) Financial Statement Schedule

      Not applicable.

Item 22. Undertakings

      The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in clauses (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

QUEST DIAGNOSTICS INCORPORATED

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chairman of the Board, President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ SURYA N. MOHAPATRA, Ph.D.
Surya N. Mohapatra, Ph.D.	Chairman of the Board, President and Chief Executive Office and Director (principal executive officer)	February 15, 2006

/s/ ROBERT A. HAGEMANN
Robert A. Hagemann	Senior Vice President and Chief Financial Officer (principal financial officer)	February 15, 2006

/s/ THOMAS F. BONGIORNO
Thomas F. Bongiorno	Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)	February 15, 2006

*
John C. Baldwin, MD.	Director	February 15, 2006

*
Jenne K. Britell, Ph.D.	Director	February 15, 2006

*
William F. Buehler	Director	February 15, 2006

*
James F. Flaherty III	Director	February 15, 2006

*
William R. Grant	Director	February 15, 2006

*
Rosanne Haggerty	Director	February 15, 2006

*
Gary M. Pfeiffer	Director	February 15, 2006

*
Daniel C. Stanzione, Ph.D.	Director	February 15, 2006

*
Gail R. Wilensky, Ph.D	Director	February 15, 2006

*
John B. Ziegler	Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

QUEST DIAGNOSTICS HOLDINGS INCORPORATED

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

QUEST DIAGNOSTICS CLINICAL LABORATORIES, INC.

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

QUEST DIAGNOSTICS INCORPORATED (CA)

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

QUEST DIAGNOSTICS INCORPORATED (NV)

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

QUEST DIAGNOSTICS INCORPORATED (MD)

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

QUEST DIAGNOSTICS LLC (IL)

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Manager	February 15, 2006

*
Robert A. Hagemann	Vice President and Manager	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

QUEST DIAGNOSTICS LLC (CT)

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Manager	February 15, 2006

*
Robert A. Hagemann	Vice President and Manager	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

QUEST DIAGNOSTICS LLC (MA)

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Manager	February 15, 2006

*
Robert A. Hagemann	Vice President and Manager	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

QUEST DIAGNOSTICS INCORPORATED (MI)

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Manager	February 15, 2006

*
Robert A. Hagemann	Vice President and Manager	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

QUEST DIAGNOSTICS OF PENNSYLVANIA INC.

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, February 15, 2006.

AML INC.

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

AMERICAN MEDICAL LABORATORIES, INCORPORATED

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

APL PROPERTIES LIMITED LIABILITY COMPANY

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Manager	February 15, 2006

*
Robert A. Hagemann	Vice President and Manager	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

METWEST INC.

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

NICHOLS INSTITUTE DIAGNOSTICS

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

QUEST DIAGNOSTICS NICHOLS INSTITUTE, INC.

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

DPD HOLDINGS, INC.

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

DIAGNOSTIC REFERENCE SERVICES INC.

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

PATHOLOGY BUILDING PARTNERSHIP
By: Diagnostic Reference Services Inc.	By: Quest Diagnostics Incorporated (MD)

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer	By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

QUEST DIAGNOSTICS INVESTMENTS INCORPORATED

By: /s/ ROBERT S. GALEN Name: Robert S. Galen Title: President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Robert S. Galen	President and Director	February 15, 2006

*
Louis M. Heidelberger	Director	February 15, 2006

*By: /s/ STEPHEN A. CALAMARI
Stephen A. Calamari	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

QUEST DIAGNOSTICS FINANCE INCORPORATED

By: /s/ ROBERT S. GALEN Name: Robert S. Galen Title: President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Robert S. Galen	President and Director	February 15, 2006

*
Louis M. Heidelberger	Director	February 15, 2006

*By: /s/ STEPHEN A. CALAMARI
Stephen A. Calamari	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

UNILAB CORPORATION

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

UNILAB ACQUISITION CORPORATION

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

LABONE, INC.

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*
Catherine T. Doherty	Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

EXAMONE WORLD WIDE, INC.

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

EXAMONE WORLD WIDE OF NJ, INC.

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Manager	February 15, 2006

*
Robert A. Hagemann	Vice President and Manager	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

CENTRAL PLAINS HOLDINGS, INC.

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

CENTRAL PLAINS LABORATORIES, LLC

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Manager	February 15, 2006

*
Robert A. Hagemann	Vice President and Manager	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

LABONE OF OHIO, INC.

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

OSBORN GROUP, INC.

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director	February 15, 2006

*
Robert A. Hagemann	Vice President and Director	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on February 15, 2006.

SYSTEMATIC BUSINESS SERVICES, INC.

By: /s/ SURYA N. MOHAPATRA, Ph.D. Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
*
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Manager	February 15, 2006

*
Robert A. Hagemann	Vice President and Manager	February 15, 2006

*By: /s/ SIRISHA GUMMAREGULA
Sirisha Gummaregula	Attorney-in-Fact	February 15, 2006

EXHIBIT INDEX

Exhibit Number			Description of Exhibits
3.1		—	Restated Certificate of Incorporation (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: May 31, 2001) and incorporated herein by reference)
3.2		—	Amended and Restated By-Laws of the Registrant (filed as an Exhibit to the Company's 2000 annual report on Form 10-K and incorporated herein by reference)
4.1		—	Form of Rights Agreement dated December 31, 1996 (the “Rights Agreement”) between Corning Clinical Laboratories Inc. and Harris Trust and Savings Bank as Rights Agent (filed as an Exhibit to the Company's Registration Statement on Form 10 (File No. 001-12215) and incorporated herein by reference)
4.2		—	Form of Amendment No. 1 effective as of July 1, 1999 to the Rights Agreement (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: August 16, 1999) and incorporated herein by reference)
4.3		—	Form of Amendment No. 2 to the Rights Agreement (filed as an Exhibit to the Company's 1999 annual report on Form 10-K and incorporated herein by reference)
4.4		—	Form of Amendment No. 3 to the Rights Agreement (filed as an Exhibit to the Company's 2000 annual report on Form 10-K and incorporated herein by reference)
4.5		—	Form of Acceptance by National City Bank as successor Rights Agent under the Rights Agreement (filed as an Exhibit to the Company's 2003 annual report on Form 10-K and incorporated herein by reference)
4.6		—	Registration Rights Agreement dated October 31, 2005, among Quest Diagnostics Incorporated and the Subsidiary Guarantors, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley as representatives of the initial purchasers (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: October 31, 2005) and incorporated herein by reference)
5.1	*	—	Opinion of Shearman & Sterling LLP
10.1		—	Form of 6 3⁄4% Senior Notes due 2006, including the form of guarantee endorsed thereon (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: June 27, 2001) and incorporated herein by reference)
10.2		—	Form of 7 1⁄2% Senior Notes due 2011, including the form of guarantee endorsed thereon (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: June 27, 2001) and incorporated herein by reference)
10.3		—	Form of 5.125% Exchange Senior Note due 2010, including the form of guarantee endorsed thereon (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: November 1, 2005) and incorporated herein by reference)
10.4		—	Form of 5.45% Exchange Senior Note due 2015, including the form of guarantee endorsed thereon (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: November 1, 2005) and incorporated herein by reference)
10.5		—	Indenture dated as of June 27, 2001, among the Company, the Subsidiary Guarantors, and the Trustee (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: June 27, 2001) and incorporated herein by reference)
10.6		—	First Supplemental Indenture, dated as of June 27, 2001, among the Company, the Subsidiary Guarantors, and the Trustee to the Indenture referred to in Exhibit 10.5 (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: June 27, 2001) and incorporated herein by reference)
10.7		—	Second Supplemental Indenture, dated as of November 26, 2001, among the Company, the Subsidiary Guarantors, and the Trustee to the Indenture referred to in Exhibit 10.5 (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: November 26, 2001) and incorporated herein by reference)
10.8		—	Third Supplemental Indenture, dated as of April 4, 2002, among Quest Diagnostics, the Additional Subsidiary Guarantors, and the Trustee to the Indenture referred to in Exhibit 10.5 (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: April 1, 2002) and incorporated herein by reference)
10.9		—	Fourth Supplemental Indenture dated as of March 19, 2003, among Unilab Corporation (f/k/a Quest Diagnostics Newco Incorporated), Quest Diagnostics Incorporated, The Bank Of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference)
10.10		—	Fifth Supplemental Indenture dated as of April 16, 2004, among Unilab Acquisition Corporation (d/b/a FNA Clinics of America), Quest Diagnostics Incorporated, The Bank Of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004 and incorporated herein by reference)

Exhibit Number	Description of Exhibits
10.11	—	Sixth Supplemental Indenture dated as of October 31, 2005, among Quest Diagnostics Incorporated, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: October 31, 2005) and incorporated herein by reference)
10.12	—	Seventh Supplemental Indenture dated as of November 21, 2005, among Quest Diagnostics Incorporated, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: November 21, 2005) and incorporated herein by reference)
10.13	—	Amended and Restated Credit Agreement, dated as of April 20, 2004, among the Company, the Subsidiary Guarantors, the lenders party thereto, and Bank of America, N.A., as Administrative Agent (filed as an Exhibit to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004 and incorporated herein by reference)
10.14	—	Third Amended and Restated Credit and Security Agreement dated as of April 20, 2004 among Quest Diagnostics Receivables Inc., as Borrower, Quest Diagnostics Incorporated, as Servicer, each of the lenders party thereto and Wachovia Bank, National Association, as Administrative Agent (filed as an Exhibit to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004 and incorporated herein by reference)
10.15	—	Second Amended and Restated Receivables Sale Agreement dated as of April 20, 2004 among Quest Diagnostics Incorporated and each of its direct or indirect wholly owned subsidiaries who is or hereafter becomes a seller hereunder, as the Sellers, and Quest Diagnostics Receivables Inc., as the Buyer (filed as an Exhibit to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004 and incorporated herein by reference)
10.16	—	Term Loan Credit Agreement dated as of December 19, 2003 among Quest Diagnostics Incorporated, certain subsidiary guarantors of the Company, the lenders party thereto, and Sumitomo Mitsui Banking Corporation (filed as an Exhibit to the Company's 2003 annual report on Form 10-K and incorporated herein by reference)
10.17	—	First Amendment to Term Loan Credit Agreement dated as of April 20, 2004 among Quest Diagnostics Incorporated, certain subsidiary guarantors of the Company, the lenders party thereto, and Sumitomo Mitsui Banking Corporation (filed as an Exhibit to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2004 and incorporated herein by reference)
10.18	—	Stock and Asset Purchase Agreement dated as of February 9, 1999 among SmithKline Beecham plc, SmithKline Beecham Corporation and the Company (the “Stock and Asset Purchase Agreement”) (filed as Appendix A of the Company's Definitive Proxy Statement dated May 11, 1999 and incorporated herein by reference)
10.19	—	Amendment No. 1 dated August 6, 1999 to the Stock and Asset Purchase Agreement (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: August 16, 1999) and incorporated herein by reference)
10.20	—	Stockholders Agreement dated as of August 16, 1999 between SmithKline Beecham plc and the Company (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: August 16, 1999) and incorporated herein by reference)
10.21	—	Amended and Restated Global Clinical Trials Agreement, dated as of December 19, 2002 between SmithKline Beecham plc dba GlaxoSmithKline and the Company (filed as an Exhibit to post effective amendment No. 1 to the Company's Registration Statement on Form S-4 (No. 333-88330) and incorporated herein by reference)
10.22	—	Form of Employees Stock Purchase Plan, as amended (filed as an Exhibit to the Company's 2004 annual report on Form 10-K and incorporated herein by reference)
10.23	—	Form of 1996 Employee Equity Participation Program, as amended (filed as an Exhibit to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2002 and incorporated herein by reference)
10.24	—	Form of 1999 Employee Equity Participation Program, as amended as of July 31, 2003 (filed as an Exhibit to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2003 and incorporated herein by reference)
10.25	—	Form of Amended and Restated Employee Long-Term Incentive Plan (filed as an Exhibit to the Company's current report on Form 8-K (Date of report: May 10, 2005) and incorporated herein by reference)
10.26	—	Form of Amended and Restated Director Long-Term Incentive Plan (filed as an Exhibit to the Company's current report on Form 8-K (Date of report: May 10, 2005) and incorporated herein by reference)

Exhibit Number	Description of Exhibits
10.27		—	Form of Amended and Restated Deferred Compensation Plan For Directors (filed as an Exhibit to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2003 and incorporated herein by reference)
10.28		—	Employment Agreement between the Company and Surya N. Mohapatra dated as of November 9, 2003 (filed as an Exhibit to the Company's 2003 annual report on Form 10-K and incorporated herein by reference)
10.29		—	Form of Supplemental Deferred Compensation Plan (filed as an Exhibit to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004 and incorporated herein by reference)
10.30		—	Form of Executive Retirement Supplemental Plan (filed as an Exhibit to the Company's Registration Statement on Form 10 (File No. 001-12215) and incorporated herein by reference)
10.31		—	Form of Quest Diagnostics Incorporated Supplemental Executive Retirement Plan, effective December 14, 2004 (filed as an exhibit to the Company's current report on Form 8-K (Date of report: December 14, 2004) and incorporated herein by reference)
10.32		—	Form of Senior Management Incentive Plan (filed as Appendix A to the Company's Definitive Proxy Statement dated March 28, 2003 and incorporated herein by reference)
12.1	*	—	Computation of Ratio of Earnings to Fixed Charges
14.1		—	Code of Business Ethics (filed as an exhibit to the Company's current report on Form 8-K (Date of report: October 21, 2004) and incorporated herein by reference)
21.1	*	—	Subsidiaries of Quest Diagnostics Incorporated
23.1		—	Consent of PricewaterhouseCoopers LLP
23.2		—	Consent of KPMG LLP
23.3	*	—	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
24.1	*	—	Power of Attorney of Quest Diagnostics Incorporated (included in signature page)
25.1	*	—	Statement of Eligibility of Trustee on Form T-1 for the 5.125% Senior Notes Due 2010
25.2	*	—	Statement of Eligibility of Trustee on Form T-1 for the 5.45% Senior Notes Due 2015
99.1	*	—	Form of Letter of Transmittal
99.2	*	—	Form of Notice of Guaranteed Delivery
99.3	*	—	Form of Letter to Clients
99.4	*	—	Form of Letter to Registered Holders
99.5	*	—	Form of Letter from Beneficial Owner

* Previously filed.